                                                                     Exhibit 4.1


            ========================================================



                           BENTON OIL AND GAS COMPANY

                                       AND

             FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, Trustee

                                    Indenture

                             Dated as of May 2, 1996

                                   ----------

                                  $125,000,000

                          11 5/8% Senior Notes Due 2003

            ========================================================

                              CROSS-REFERENCE TABLE
                              ---------------------

TIA Sections                                                            Indenture Sections
- ------------                                                            ------------------
Sec.310(a)(1) ....................................................               5.9
      (a)(2) .....................................................               5.9
      (b) ........................................................               5.10
Sec.312(a) .......................................................               3.6
Sec.313(c) .......................................................               3.7; 10.4
Sec.314(a) .......................................................               3.19;10.4
      (a)(4) .....................................................               3 5; 10.4
      (c)(1) .....................................................              10.5
      (c)(2) .....................................................              10.5
      (e) ........................................................              10.5
Sec.315(b) .......................................................               5.6; 10.4
Sec.316(a)(1)(A) .................................................               4.8
      (a)(1)(B) ..................................................               4.9
      (b) ........................................................               4.9; 7.2
Sec.317(a)(1) ....................................................               4.2
      (a)(2) .....................................................               4.2
Sec.318(a) .......................................................              10.7
      (c) ........................................................              10.7

                                TABLE OF CONTENTS

                                   ----------

                                                                                                    Page
                                                                                                    ----

PARTIES                    ........................................................................   1

RECITALS

         Authorization of Indenture................................................................   1
         Form of Face of Security..................................................................   1
         Form of Reverse of Security...............................................................   3
         Form of Trustee's Certificate of Authentication...........................................   8
         Form of Transfer Notice...................................................................   8
         Compliance with Legal Requirements........................................................  11
         Purpose of and Consideration for Indenture................................................  11


                                   ARTICLE ONE

                                  DEFINITIONS.

SECTION 1.1.   Certain Terms Defined...............................................................  11
               Acquired Indebtedness...............................................................  11
               Affiliate...........................................................................  11
               Affiliate Transaction...............................................................  12
               Agent Members.......................................................................  12
               amount..............................................................................  12
               Asset Acquisition...................................................................  12
               Asset Disposition...................................................................  12
               Asset Sale..........................................................................  12
               Asset Sale Offer Price..............................................................  13
               Average Life........................................................................  13
               Benton-Vinccler.....................................................................  13
               Board of Directors..................................................................  13
               Business Day........................................................................  13
               Capital Stock.......................................................................  13
               Capitalized Lease Obligation........................................................  13
               Cash Equivalents....................................................................  14
               Change in Control...................................................................  14
               Closing Date........................................................................  15
               Commission..........................................................................  15
               Commodity Swap Agreement............................................................  15
               Company.............................................................................  15
               Consolidated Interest Expense.......................................................  16
               Consolidated Net Income.............................................................  16
               Consolidated Net Worth..............................................................  17
               Continuing Directors................................................................  17
               Convertible Debenture Indenture.....................................................  17
               Corporate Trust Office..............................................................  18

                                                                                                    Page
                                                                                                    ----

                           Currency Agreement......................................................  18
                           Default.................................................................  18
                           Depositary..............................................................  18
                           Disinterested Director..................................................  18
                           Disqualified Stock......................................................  18
                           EBITDA..................................................................  18
                           EBITDA/Interest Ratio...................................................  19
                           Event of Default........................................................  19
                           Excess Proceeds.........................................................  19
                           Exchange Act............................................................  19
                           Exchange Offer..........................................................  19
                           Exchange Offer Registration Statement...................................  20
                           Exchange Securities.....................................................  20
                           GAAP....................................................................  20
                           Global Securities.......................................................  20
                           guarantee...............................................................  20
                           Holder, holder of securities,
                             Securityholder........................................................  20

                           Incur...................................................................  20

                           Indebtedness............................................................  21
                           Indenture...............................................................  22
                           Independent Financial Advisor...........................................  22
                           Independent Petroleum Engineers.........................................  22
                           Interest Rate Agreement.................................................  22
                           Interest Record Date....................................................  23
                           Investment..............................................................  23
                           Lien....................................................................  23
                           Material Subsidiary.....................................................  23
                           Net Cash Proceeds.......................................................  23
                           Net Proceeds............................................................  24
                           Non-Recourse Indebtedness...............................................  24
                           Non-U.S. Person.........................................................  24
                           Officers' Certificate...................................................  24
                           Offshore Global Securities..............................................  25
                           Offshore Physical Securities............................................  25
                           Offshore Securities Exchange Date.......................................  25
                           Oil and Gas Business....................................................  25
                           Oil and Gas Reserve Estimate............................................  25
                           Opinion of Counsel......................................................  26
                           Original Issue Date.....................................................  27
                           outstanding.............................................................  27
                           Performance Letter of Credit............................................  27
                           Permanent Offshore Global Security......................................  28
                           Permitted Benton-Vinccler
                             Indebtedness..........................................................  28
                           Permitted Commodity Swap Agreements.....................................  28

                                                                                                    Page
                                                                                                    ----

                           Permitted Company Secured
                             Indebtedness..........................................................  28
                           Permitted Indebtedness..................................................  28
                           Permitted Investment....................................................  30
                           Permitted Liens.........................................................  30
                           Permitted Restricted Subsidiary
                             Indebtedness..........................................................  31
                           person..................................................................  31
                           Physical Securities.....................................................  31
                           Preferred Stock.........................................................  32
                           principal...............................................................  32
                           Private Placement Legend................................................  32
                           Public Equity Offering..................................................  32
                           Publicly Traded Stock...................................................  32
                           Redeemable Stock........................................................  32
                           Reference Period........................................................  33
                           Registrar...............................................................  33
                           Registration............................................................  33
                           Registration Rights Agreement...........................................  33
                           Regulation S............................................................  33
                           Repaid Investment.......................................................  33
                           Responsible Officer.....................................................  34
                           Restricted Payment......................................................  34
                           Restricted Subsidiary...................................................  34
                           Restricted Subsidiary Investment........................................  34
                           Rule 144A...............................................................  35
                           Securities Act..........................................................  34
                           Security or Securities..................................................  34
                           Security Register.......................................................  35
                           Senior Indebtedness.....................................................  35
                           Shelf Registration Statement............................................  35
                           Stated Maturity.........................................................  35
                           Subordinated Indebtedness...............................................  35
                           Subsidiary..............................................................  35
                           Temporary Offshore Global Security......................................  36
                           Trustee.................................................................  36
                           Trust Indenture Act of 1939.............................................  36
                           U.S. Global Security....................................................  36
                           U.S. Person.............................................................  36
                           U.S. Physical Securities. . ............................................  36
                           Unrestricted Subsidiary.................................................  36
                           Vinccler Notes. . ......................................................  37
                           Voting Stock............................................................  37
                           Wholly Owned Subsidiary.................................................  37

                                                                                                    Page
                                                                                                    ----

                                   ARTICLE TWO

                           ISSUE, EXECUTION, FORM AND
                           REGISTRATION OF SECURITIES.

SECTION 2.1.   Authentication and Delivery of
                 Securities........................................................................  37
SECTION 2.2.   Execution of Securities.............................................................  38
SECTION 2.3.   Certificate of Authentication.......................................................  38
SECTION 2.4.   Form, Denomination and Date of
                 Securities; Payments of Interest..................................................  38
SECTION 2.5.   Restrictive Legends.................................................................  40
SECTION 2.6.   Registration, Transfer and Exchange.................................................  42
SECTION 2.7.   Book-Entry Provisions for Global
                 Securities........................................................................  44
SECTION 2.8.   Special Transfer Provisions.........................................................  46
SECTION 2.9.   Mutilated, Defaced, Destroyed, Lost
                 and Stolen Securities.............................................................  50
SECTION 2.10.  Cancellation of Securities;
                 Destruction Thereof...............................................................  52
SECTION 2.11.  Temporary Securities................................................................  52
SECTION 2.12.  CUSIP and CINS Numbers..............................................................  52


                                  ARTICLE THREE

                    COVENANTS OF THE COMPANY AND THE TRUSTEE.

SECTION 3.1.   Payment of Principal and Interest...................................................  53
SECTION 3.2.   Offices for Payments, etc...........................................................  53
SECTION 3.3.   Appointment to Fill a Vacancy in
                 Office of Trustee.................................................................  54
SECTION 3.4.   Paying Agents.......................................................................  54
SECTION 3.5.   Certificates to Trustee.............................................................  55
SECTION 3.6.   Securityholders' Lists..............................................................  55
SECTION 3.7.   Reports by the Trustee..............................................................  56
SECTION 3.8.   Limitation on Indebtedness..........................................................  56
SECTION 3.9.   Limitation on Indebtedness of
                 Unrestricted Subsidiaries.........................................................  57
SECTION 3.10.  Limitation on Restricted Payments...................................................  57
SECTION 3.11.  Limitation on Transactions with
                 Affiliates........................................................................  59
SECTION 3.12.  Disposition of Proceeds of
                 Asset Sales.......................................................................  60
SECTION 3.13.  Limitation on Liens Securing
                 Indebtedness......................................................................  64
SECTION 3.14.  Limitation on Conduct of Business...................................................  64
SECTION 3.15.  Limitation on Dividends and Other

                                                                                                    Page
                                                                                                    ----

                 Payment Restrictions Affecting
                 Restricted Subsidiaries...........................................................  64
SECTION 3.16.  Limitation on Guarantees............................................................  65
SECTION 3.17.  Change in Control...................................................................  66
SECTION 3.18.  Provision of Financial Information..................................................  68
SECTION 3.19.  Waiver of Stay, Extension or
                 Usury Laws........................................................................  68

                                  ARTICLE FOUR

                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                              ON EVENT OF DEFAULT.

SECTION 4.1.   Event of Default Defined; Acceleration
                  of Maturity; Waiver of Default...................................................  69
SECTION 4.2.   Collection of Indebtedness by Trustee;
                  Trustee May Prove Debt...........................................................  72
SECTION 4.3.   Application of Proceeds.............................................................  75
SECTION 4.4.   Suits for Enforcement...............................................................  76
SECTION 4.5.   Restoration of Rights on Abandonment
                  of Proceedings...................................................................  76
SECTION 4.6.   Limitations on Suits by
                  Securityholders..................................................................  76
SECTION 4.7.   Powers and Remedies Cumulative;
                  Delay or Omission Not Waiver of
                  Default..........................................................................  77
SECTION 4.8.   Control by Securityholders..........................................................  77
SECTION 4.9.   Waiver of Past Defaults.............................................................  78


                                  ARTICLE FIVE

                             CONCERNING THE TRUSTEE.

SECTION 5.1.   Duties and Responsibilities of the
                  Trustee; During Default; Prior to
                  Default..........................................................................  79
SECTION 5.2.   Certain Rights of the Trustee.......................................................  80
SECTION 5.3.   Trustee Not Responsible for Recitals,
                  Disposition of Securities or
                  Application of Proceeds Thereof..................................................  82
SECTION 5.4.   Trustee and Agents May Hold
                  Securities; Collections, etc.....................................................  82
SECTION 5.5.   Moneys Held by Trustee..............................................................  82
SECTION 5.6.   Notice of Default...................................................................  82
SECTION 5.7.   Compensation and Indemnification
                  of Trustee and Its Prior Claim...................................................  83

                                                                                                    Page
                                                                                                    ----

SECTION 5.8.   Right of Trustee to Rely on
                 Officers' Certificate, etc........................................................  83
SECTION 5.9.   Persons Eligible for Appointment
                 as Trustee........................................................................  84
SECTION 5.10.  Resignation and Removal; Appointment
                 of Successor Trustee..............................................................  84
SECTION 5.11.  Acceptance of Appointment by
                 Successor Trustee.................................................................  85
SECTION 5.12.  Merger, Conversion, Consolidation
                 or Succession to Business of
                 Trustee...........................................................................  86
SECTION 5.13.  Preferential Collection of Claims...................................................  87


                                   ARTICLE SIX

                         CONCERNING THE SECURITYHOLDERS.

SECTION 6.1.   Evidence of Action Taken by
                 Securityholders...................................................................  87
SECTION 6.2.   Proof of Execution of Instruments and
                 of Holding of Securities; Record Date.............................................  88
SECTION 6.3.   Securities Owned by Company Deemed Not
                 Outstanding.......................................................................  88
SECTION 6.4.   Right of Revocation of Action Taken.................................................  89


                                  ARTICLE SEVEN

                            SUPPLEMENTAL INDENTURES.

SECTION 7.1.   Supplemental Indentures Without
                 Consent of Securityholders........................................................  89
SECTION 7.2.   Supplemental Indentures With Consent
                 of Securityholders................................................................  91
SECTION 7.3.   Effect of Supplemental Indenture....................................................  92
SECTION 7.4.   Documents to Be Given to Trustee....................................................  92
SECTION 7.5.   Notation on Securities in Respect of
                 Supplemental Indentures...........................................................  92

                                  ARTICLE EIGHT

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

SECTION 8.1.   When Issuer May Merge, Etc..........................................................  93
SECTION 8.2.   Successor Corporation Substituted...................................................  93

                                                                                                    Page
                                                                                                    ----

SECTION 8.3.   Opinion of Counsel to Trustee.......................................................  94

                                  ARTICLE NINE

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS.

SECTION 9.1.   Satisfaction and Discharge of
                 Indenture.........................................................................  94
SECTION 9.2.   Application by Trustee of Funds
                 Deposited for Payment of Securities...............................................  95
SECTION 9.3.   Repayment of Moneys Held by Paying
                 Agent.............................................................................  95
SECTION 9.4.   Return of Moneys Held By Trustee and
                 Paying Agent Unclaimed for Three
                 Years.............................................................................  95

                                   ARTICLE TEN

                            MISCELLANEOUS PROVISIONS.

SECTION 10.1.  Incorporators, Stockholders, Officers
                 and Directors of Company Exempt from
                 Individual Liability..............................................................  96
SECTION 10.2.  Provisions of Indenture for the Sole
                 Benefit of Parties and Security-
                 holders...........................................................................  96
SECTION 10.3.  Successors and Assigns of Company
                 Bound by Indenture................................................................  96
SECTION 10.4.  Notices and Demands on Company,
                 Trustee and Securityholders.......................................................  96
SECTION 10.5.  Officers' Certificates and Opinions
                 of Counsel; Statements to Be Con-
                 tained Therein....................................................................  97
SECTION 10.6.  Payments Due on Saturdays, Sundays
                 and Holidays......................................................................  99
SECTION 10.7.  Conflict of Any Provision of
                 Indenture with Trust Indenture
                 Act of 1939.......................................................................  99
SECTION 10.8.  New York Law to Govern..............................................................  99
SECTION 10.9.  Counterparts........................................................................  99
SECTION 10.10. Effect of Headings..................................................................  99

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
                                                                                                    Page
                                                                                                    ----

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES.

SECTION 11.1.  Right of Optional Redemption; Prices................................................  99
SECTION 11.2.  Notice of Redemption; Partial
                 Redemptions....................................................................... 100
SECTION 11.3.  Payment of Securities Called for
                 Redemption........................................................................ 101
SECTION 11.4.  Exclusion of Certain Securities from
                 Eligibility for Selection for
                 Redemption........................................................................ 102

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE.

SECTION 12.1.  Company's Option to Effect
                 Defeasance or Covenant Defeasance................................................. 102
SECTION 12.2.  Defeasance and Discharge............................................................ 102
SECTION 12.3.  Covenant Defeasance................................................................. 103
SECTION 12.4.  Conditions to Defeasance or
                 Covenant Defeasance............................................................... 103
SECTION 12.5.  Deposited Money and U.S. Government
                 Obligations to be Held in Trust;
                 Other Miscellaneous Provisions.................................................... 106
SECTION 12.6.  Reinstatement....................................................................... 106


TESTIMONIUM      ..................................................................................

SIGNATURES       .................................................................................. 107

ACKNOWLEDGMENTS....................................................................................

EXHIBIT A.     Form of Certificate to be Delivered in
                 Connection with Transfers to Non-QIB
                 Accredited Investors.............................................................. A-1

EXHIBIT B.     Form of Certificate to be Delivered in
                 Connection with Transfers Pursuant to
                 Regulation S...................................................................... B-1

                  THIS INDENTURE, dated as of May 2, 1996 between Benton Oil and Gas Company, a Delaware corporation (the "Company"), and First Trust of New York, National Association (the "Trustee"),

                              W I T N E S S E T H :

                  WHEREAS, the Company has duly authorized the issue of its 11 5/8% Senior Notes Due 2003 (the "Securities") and, to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

                  WHEREAS, the Securities and the Trustee's certificate of authentication shall be in substantially the following form:

                           [FORM OF FACE OF SECURITY]

No.                                                       $
[CUSIP][CINS]

                           Benton Oil and Gas Company
                          11 5/8% Senior Note Due 2003

                  Benton Oil and Gas Company, a Delaware corporation (the
"Company"), for value received hereby promises to pay to                    or
registered assigns the principal sum of                Dollars at the Company's
office or agency for said purpose in the City of New York, on May 1, 2003, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 1 and November 1 (each an "Interest Payment Date") of each year, commencing with November 1, 1996, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security. Notwithstanding the foregoing, if the date hereof is after April 15 or October 15 (each an "Interest Record Date"), as the case may be, and before the immediately following Interest Payment Date, this Security shall bear interest from such Interest Payment Date provided, that if the Company shall default in the payment of interest due on such

Interest Payment Date then this Security shall bear interest from the next preceding Interest Payment Date to which interest on the Securities has been paid or duly provided for. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the Interest Record Date preceding such Interest Payment Date whether or not such day is a business day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at such holder's last address as it appears on the Security register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated by such holder and shall have appropriate facilities for such purpose.

                  Interest, other than default interest, on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

[Seal]

                                        BENTON OIL AND GAS COMPANY

                                        By: __________________________
                                            Name:
                                            Title:

                                        By: __________________________
                                            Name:
                                            Title:

                          [FORM OF REVERSE OF SECURITY]

                           Benton Oil and Gas Company

                          11 5/8% Senior Note Due 2003

                  This Security is one of a duly authorized issue of debt securities of the Company, limited to the aggregate principal amount of $125,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of May 2, 1996 (the "Indenture"), duly executed and delivered by the Company to First Trust of New York, National Association, as Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Securities.

                  This Security will bear interest until final maturity at a rate per annum shown above, except as provided in the next paragraph. The Company will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest, at a 13 5/8% rate per annum based on a year of 360 days and actual days elapsed.

                  [In the event that (i) the Exchange Offer Registration Statement (as defined in the Indenture) relating to the Exchange Offer (as defined in the Indenture) is not filed with the Commission (as defined in the Indenture) on or prior to the date that is 60 days after the Closing Date (as defined in the Indenture), (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the date that is 90 days after the Closing Date, or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement (as defined in the Indenture) with respect to resale of this Security is not declared effective on or prior to the date that is 120 days after the Closing Date, then additional interest (in addition to the interest otherwise due hereon) ("Additional Interest") will accrue at an annual rate of 0.50% hereon from May 1, 1996 until the Registration Date, payable in cash semiannually, in arrears, on each May 1 and November 1, commencing November 1, 1996. "Registration Date" means the earlier of the date on which this Security is exchanged pursuant to the Exchange Offer (or could be so exchanged) or the date on which there shall otherwise be an effective Registration of this Security.](1)

                  [There shall also be payable in respect of this Security all Additional Interest that may have accrued on the Security for which this Security was exchanged (as defined in such Security) pursuant to the Exchange Offer or otherwise pursuant to a Registration of such Security, such Additional Interest to be payable in accordance with the terms of such Security.](2)

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

                  The Indenture permits the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities; provided that no such supplemental indenture shall
(a) extend the final Maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption hereof or upon the occurrence of an Event of Default, or reduce the Change in Control Purchase Price, as defined in the Indenture, or the

- --------
1 To be included in Securities not Exchange Securities.
2 To be included in Exchange Securities.

Asset Sale Offer Price, as defined in the Indenture, or impair or affect the rights of any Securityholder to institute suit for the payment thereof without the consent of the holder of each Security so affected; or (b) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities then outstanding.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

                  The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

                  At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

                  Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  The Securities may be redeemed at the option of the Company as a whole, or from time to time in part, on any date on or after May 1, 2000, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Securities to be redeemed, all as provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

If redeemed during the twelve-month period beginning May 1,

               Year                                                                 Percentage
               ----                                                                 ----------
              2000...............................................................    105.813%
              2001...............................................................    102.906%
              2002...............................................................    100.000%

provided that if the date fixed for redemption is an Interest Payment Date, then the interest payable on such date shall be paid to the holder of record on the next preceding Interest Record Date.

                  In addition, at any time prior to May 1, 1999, the Company may redeem up to 25% of the aggregate principal amount of the Securities then outstanding with the proceeds of a Public Equity Offering within 90 days of such offering at a redemption price equal to 111.625% of the principal amount of such Securities, plus accrued and unpaid interest to the redemption date; provided that if the date fixed for redemption is an Interest Payment Date, then the interest payable on such date shall be paid to the holder of record on the next preceding Interest Record Date; and provided further, that at least $93.75 million in aggregate principal amount of Securities remain outstanding immediately after giving effect to such redemption.

                  Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

                  Upon a Change in Control (as defined in the Indenture), any holder of Securities will have the right to cause the Company to purchase the Securities of such holder, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to any Change in Control Purchase Date, as provided in, and subject to the terms of the Indenture.

                  The Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  The Indenture is hereby incorporated by the reference and to the extent of any variance between the provisions hereof and the Indenture, the Indenture shall control.

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Securities described in the within-mentioned Indenture.

                                            FIRST TRUST OF NEW YORK,
                                             NATIONAL ASSOCIATION,
                                                     as Trustee

                                            By:__________________________
                                               Authorized Officer

                            [FORM OF TRANSFER NOTICE]

                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
- ----------------------------------

________________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES,
                    PERMANENT OFFSHORE GLOBAL SECURITIES AND
                          OFFSHORE PHYSICAL SECURITIES]

                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) three years after the later of the original issuance of this Security or the last date on which this Security was held by the Company or an Affiliate of the Company, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

        [ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or
                                       --

        [ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.8 of the Indenture shall have been satisfied.

Date: ___________                           __________________________________
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            the within-mentioned instrument in
                                            every particular, without
                                            alteration or any change
                                            whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________                          __________________________________
                                            NOTICE:  To be executed by an
                                            executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Security purchased by the Company pursuant to Section 3.12 or Section 3.17 of the Indenture, check the Box: [ ]

                  If you wish to have a portion of this Security purchased by the Company pursuant to Section 3.12 or Section 3.17 of the Indenture, state the amount: maturity): $______________.

Date: ________________

Your Signature: ____________________________________________
                     (Sign exactly as your name appears on
                        the other side of this Security)

Signature Guarantee: __________________________

                  AND WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as in the Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

                  NOW, THEREFORE:

                  In consideration of the premises and the purchases of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                   ARTICLE ONE

                                  DEFINITIONS.
                                  ------------

                  SECTION 1.1 CERTAIN TERMS DEFINED. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP (whether or not such is indicated herein). The words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

                  "ACQUIRED INDEBTEDNESS" means, with respect to any person, Indebtedness of such person (i) existing at the time such person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from another person, including Indebtedness Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or such acquisition, as the case may be.

                  "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person, or any other person that owns, directly or indirectly, 5% or more of such person's Voting Stock or any Affiliate of any such 5% or more owner. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "AFFILIATE TRANSACTION" has the meaning provided in Section 3.11.

                  "AGENT MEMBERS" has the meaning provided in Section 2.7(a).

                  "AMOUNT" means, (i) with respect to any Indebtedness outstanding at any time other than Preferred Stock, the principal amount thereof; provided that the amount of any such Indebtedness outstanding at any time that was issued at a price less than the principal amount thereof shall equal the amount of the liability in respect thereof at such time determined in accordance with GAAP and (ii) with respect to any Indebtedness outstanding at any time that is Preferred Stock, the aggregate liquidation value thereof at such time.

                  "ASSET ACQUISITION" means (i) an Investment by the Company or any Restricted Subsidiary in any other person pursuant to which such person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary or shall be merged into or consolidated with the Company or any Restricted Subsidiary or (ii) an acquisition by the Company or any Restricted Subsidiary of the assets of any person other than the Company or any Restricted Subsidiary that constitute substantially all of a division or line of business of such person.

                  "ASSET DISPOSITION" means the sale or other disposition by the Company or any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any Restricted Subsidiary.

                  "ASSET SALE" means any conveyance, transfer, lease or other disposition (including, without limitation, by way of any merger, consolidation or other similar transaction), directly or indirectly, in one or a series of related transactions, of any Capital Stock or Redeemable Stock of any Restricted Subsidiary (other than the sale and issuance of directors' qualifying shares) or any other properties or assets of the Company or any Restricted Subsidiary (other than any such conveyance, transfer, lease or other disposition (i) that is permitted under the provisions of Article Eight, (ii) that involves any transfer of Capital Stock, Redeemable Stock or other property or assets of a Restricted Subsidiary to the Company or any other Restricted Subsidiaries or of the Company to a Restricted Subsidiary, (iii) of (1) hydrocarbon or other mineral products or (2) other assets in an amount not to exceed $10 million in any twelve month period, in each case in the ordinary course of business or (iv) that involves the abandonment of any lease of non-producing acreage).

                  "ASSET SALE OFFER PRICE" has the meaning provided in Section 3.12.

                  "AVERAGE LIFE" means, as of any date of determination, with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the product of (i) the number of years from such date of determination to the date of each successive scheduled principal payment of such Indebtedness and
(ii) the amount of such principal payment by (b) the sum of all such principal payments.

                  "BENTON-VINCCLER" means Benton-Vinccler, C.A.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of such Board.

                  "BUSINESS DAY" means a day which in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Securities, as specified on the face of the form of Security recited above, is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

                  "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participations, rights or other equivalents (however designated) of such person's capital stock or partnership interests whether now outstanding or issued after the date of this Indenture, except Redeemable Stock.

                  "CAPITALIZED LEASE OBLIGATION" means, with respect to any person, any obligation relating to any property (whether real, personal or mixed) of that person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease for financial reporting purposes, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CASH EQUIVALENTS" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) repurchase obligations for investments of the type described in clause (i) for which delivery of the investment is made against payment, (iii) demand or time deposits, bankers' acceptances and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $300,000,000, and (iv) commercial paper with a maturity of 180 days or less issued by a corporation (except any Affiliate of the Company or Subsidiary of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation and at least P-1 by Moody's Investors Service, Inc.

                  "CHANGE IN CONTROL" of the Company means the occurrence of any of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) (or any successor provisions) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 (or any successor provisions) under the Exchange Act) of 50% or more of the total voting power of the Voting Stock of the Company, (ii) there shall be consummated any consolidation or merger of the Company (a) in which the Company is not the continuing or surviving corporation or (b) pursuant to which the outstanding Voting Stock of the Company would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which (1) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the continuing or surviving corporation and (2) the holders of the Company's Voting Stock immediately prior to the consolidation or merger own, directly or indirectly, at least a majority of the Voting Stock of the continuing or surviving corporation immediately after the consolidation or merger, (iii) the Company sells, transfers or otherwise disposes of all or substantially all of its assets, (iv) the cessation of Continuing Directors for any reason to constitute a majority of the Board of Directors then in office,
(v) so long as any Indebtedness remains outstanding under the Convertible Debenture Indenture, a Fundamental

Change as defined therein, (vi) the Company ceases to own on a fully diluted basis, directly or indirectly through one or more Restricted Subsidiaries that are Wholly Owned Subsidiaries of the Company, 51% of the outstanding Voting Stock of Benton-Vinccler, and (vii) Benton-Vinccler, sells, transfers or otherwise disposes of a substantial part of its assets; provided that neither of the events described in clause (vi) or (vii) will constitute a "Change in Control" if (x) during the four full fiscal quarters ended immediately prior to the occurrence of such event, the EBITDA of the Company and its Restricted Subsidiaries attributable to Benton-Vinccler, as a percentage of the EBITDA of the Company and its Restricted Subsidiaries, was less than 20% and (y) immediately prior to such event, the Oil and Gas Reserve Estimate of the Company and its Restricted Subsidiaries attributable to Benton-Vinccler, as a percentage of the Oil and Gas Reserve Estimate of the Company and its Restricted Subsidiaries, is less than 20%. In connection with clause (vii) of this definition, a sale, transfer or other disposition of assets of Benton-Vinccler shall be deemed to be a sale, transfer or other disposition of a "substantial part" of the assets of Benton-Vinccler if such assets, when added to all other assets of Benton-Vinccler sold, transferred or otherwise disposed of (other than the disposition of hydrocarbons or other mineral products in the ordinary course of business) during the immediately preceding twelve months either (i) exceed (based on the book value of all assets so sold, transferred or otherwise disposed of during such twelve months) 25% of the net tangible assets of Benton-Vinccler as of the end of its most recently completed full fiscal quarter for which financial information is available determined in accordance with GAAP or (ii) contributed more than 25% of the net income of Benton-Vinccler during its most recently completed four full fiscal quarters for which financial information is available determined in accordance with GAAP.

                  "CLOSING DATE" shall mean May 2, 1996.

                  "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

                  "COMMODITY SWAP AGREEMENT" means any commodity swap agreement or other similar agreement or arrangement.

                  "COMPANY" means (except as otherwise provided in Article Five) Benton Oil and Gas Company, a Delaware corporation, and, subject to Article Eight, its successors and assigns.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount (without duplication) of (i) interest expense in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations and the undischarged balance of production payments) during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries (including (a) amortization of original issue discount on any Indebtedness, (b) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, and (c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and Currency Agreements, Interest Rate Agreements and Commodity Swap Agreements, in each case to the extent attributable to such period), and (ii) dividend requirements of the Company and its Restricted Subsidiaries with respect to Redeemable Stock and with respect to all other Preferred Stock of any Restricted Subsidiaries (in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock of the Company or any Restricted Subsidiary)) paid, declared, accrued or accumulated during such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation. For purposes of this definition,
(a) interest with respect to a Capitalized Lease Obligation or a production payment shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation or production payment in accordance with GAAP and (b) interest expense attributable to any Indebtedness represented by the guarantee by the Company or a Restricted Subsidiary of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

                  "CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that the following items shall be excluded from Consolidated Net Income (without duplication): (i) the net income of any person in which the Company or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such person to be consolidated with the net income of the Company in accordance with GAAP) except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such person in such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to this Indenture (and in such case, except to the extent includible pursuant to the foregoing clause
(i)
above), the net income (or loss) of any person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation; and (iv) all extraordinary gains and losses or gains or losses attributable to Asset Sales. If the Consolidated Net Income for any fiscal quarter of the Company includes a ceiling limitation writedown (a "Writedown Quarter") in accordance with the full cost accounting method rules of the Commission (such a writedown, an "Actual Writedown") but such Actual Writedown would have been less or would not have been required had such ceiling limitation been calculated using oil and gas prices in effect on the last day of either of the two fiscal quarters of the Company immediately succeeding such Writedown Quarter (such Actual Writedown, as so recalculated, a "Hypothetical Writedown"), then Consolidated Net Income for such Writedown Quarter, shall be increased by the amount by which such Actual Writedown exceeds such Hypothetical Writedown; provided that in no event shall any such increase singly, or in the case of any such increases for both quarters immediately succeeding such Writedown Quarter, in the aggregate, exceed the amount of such Actual Writedown).

                  "CONSOLIDATED NET WORTH" means, with respect to any person, as at any date of determination, the consolidated stockholders' equity (or like balance sheet designation) of such person as determined in accordance with GAAP.

                  "CONTINUING DIRECTORS" means any member of the Board of Directors on the date of this Indenture, any director elected after the date hereof in any annual meeting of the stockholders upon the recommendation of the Board of Directors and any other member of the Board of Directors who is elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

                  "CONVERTIBLE DEBENTURE INDENTURE" means the Indenture dated as of May 15, 1992 between the Company and Bank of New York.

                  "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 100 Wall Street, Suite 1600, New York, New York 10005.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

                  "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "DEPOSITARY" shall mean The Depository Trust Company, its nominees, and their respective successors.

                  "DISINTERESTED DIRECTOR" means, with respect to an Affiliate Transaction, a member of the Board of Directors who has no direct or indirect financial interest, and whose employer has no direct or indirect financial interest, in such Affiliate Transaction.

                  "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Securities mature.

                  "EBITDA" means, for any period, without duplication, Consolidated Net Income for such period, increased (to the extent deducted in determining Consolidated Net Income) by the sum of (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or gains or losses attributable to asset sales not in the ordinary course of business), (iii) depreciation and depletion expense, (iv) amortization expense and (v) all other non-cash items reducing Consolidated Net Income less all non-cash items increasing Consolidated Net Income (other than, in each case, minority interests which shall, in all cases, be excluded from the calculation of EBITDA) all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

                  "EBITDA/INTEREST RATIO" means the ratio of (i) EBITDA for the Reference Period immediately prior to the date of the transaction giving rise to the need to calculate the EBITDA/Interest Ratio (the "Transaction Date") to (ii) Consolidated Interest Expense for such Reference Period. In making the foregoing calculation, (a) pro forma effect shall be given to (1) any Indebtedness Incurred subsequent to the end of such Reference Period, (2) any Indebtedness Incurred during such Reference Period to the extent such Indebtedness is outstanding on the Transaction Date and (3) any Indebtedness to be Incurred on the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of such Reference Period and after giving effect to the application of the proceeds thereof; (b) Consolidated Interest Expense attributable to interest or dividends on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest or dividend rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; (c) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such Reference Period or thereafter but that is not outstanding or is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (b)) during such Reference Period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) on the Transaction Date; and
(d) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions that occur during such Reference Period or thereafter and on or prior to the Transaction Date as if they had occurred on the first day of such Reference Period.

                  "EVENT OF DEFAULT" means any event or condition specified as such in Section 4.1 which shall have continued for the period of time, if any, therein designated.

                  "EXCESS PROCEEDS" has the meaning provided in Section 3.12.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may be amended and any successor act thereto.

                  "EXCHANGE OFFER" shall mean the exchange offer by the Company of Exchange Securities for Securities pursuant to the Registration Rights Agreement.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean a registration statement relating to an Exchange Offer on an appropriate form and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "EXCHANGE SECURITIES" means any securities of the Company to be offered to Securityholders in exchange for Securities pursuant to the Exchange Offer or otherwise pursuant to a Registration of Securities containing terms identical to the Securities for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the date of issuance of the Securities and (ii) the Exchange Securities will contain the alternative third paragraph appearing on the reverse of the Securities in the form recited above and will not contain terms with respect to transfer restrictions.

                  "GAAP" means, with respect to any determination to be made pursuant to the terms of this Indenture, such accounting principles as are generally accepted in the United States at the time of such determination.

                  "GLOBAL SECURITIES" has the meaning provided in Section 2.4.

                  "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "HOLDER", "HOLDER OF SECURITIES", "SECURITYHOLDER" or other similar terms means the registered holder of any Security.

                  "INCUR" means with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to or extend the maturity of or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness; provided further that (i) in the case of any Indebtedness of the Company to any Restricted Subsidiary, such Indebtedness shall be deemed to have been Incurred by the Company for purposes of the provisions of this Indenture described in Section 3.8 at the time such Indebtedness is sold, transferred or otherwise disposed of by such Restricted Subsidiary or such Restricted Subsidiary is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, (ii) in the case of any Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary, such Indebtedness shall be deemed to have been Incurred by such Restricted Subsidiary for purposes of the provisions of this Indenture described in Section 3.8 at the time such Indebtedness is sold, transferred or otherwise disposed of by the Company or such other Restricted Subsidiary or the Restricted Subsidiary holding such Indebtedness is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary and (iii) any Indebtedness of an Unrestricted Subsidiary that ceases to be Non-Recourse Indebtedness shall be deemed to have been Incurred by such Unrestricted Subsidiary at the time of such cessation.

                  "INDEBTEDNESS" means, without duplication, with respect to any person, (i) all obligations of such person (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services (excluding accounts payable or other obligations arising in the ordinary course of business), (d) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (e) for the payment of money relating to a Capitalized Lease Obligation, or (f) evidenced by a letter of credit or reimbursement obligation of such person with respect to any letter of credit (regardless of whether such reimbursement obligation is to the issuer of the letter of credit or another person); (ii) all net obligations of such person under Interest Rate Agreements, Commodity Swap Agreements and Currency Agreements; (iii) the undischarged balance of any production payments as to which such person is obligated or its property is dedicated; (iv) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) that such person has guaranteed or that are otherwise its legal liability; (v) Indebtedness (as otherwise defined in this definition) of others secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person (provided that if the obligations so secured have not been assumed in full by such person or are not otherwise such person's legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of such obligations and (2) the fair market value of such asset, as determined in good faith by the board of directors of such person, which determination shall be evidenced by a board resolution, and (b) the amount of obligations as have been assumed by such person or which are otherwise such person's legal liability); and (vi) the liquidation preference and any mandatory redemption payment obligations in respect of (a) all Redeemable Stock of such person and its Subsidiaries and (b) all Preferred Stock of such Subsidiaries.

                  "INDENTURE" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

                  "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized investment banking firm (i) which does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company and (ii) which, in the sole judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which such firm is being engaged.

                  "INDEPENDENT PETROLEUM ENGINEERS" means, with respect to any person, a nationally recognized petroleum engineering firm (i) which does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in such person and (ii) which, in the sole judgment of the board of directors of such person, is otherwise independent and qualified to perform the task for which such firm is being engaged.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "INTEREST PAYMENT DATE" means each semiannual interest payment date on May 1 and November 1 of each year, commencing November 1, 1996.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates.

                  "INTEREST RECORD DATE" for the Interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the April 15 or October 15 (whether or not a Business Day) as the case may be, next preceding such Interest Payment Date.

                  "INVESTMENT" means, with respect to any person, any investment in another person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such person) or similar credit extension constituting Indebtedness of such other person and any guarantee of obligations of any other person.

                  "LIEN" means any mortgage, lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "MATERIAL SUBSIDIARY" means, at the time of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) accounted for more than 5% of (a) the revenues of the Company and its Restricted Subsidiaries, on a consolidated basis, or (b) EBITDA, in each case for the most recently completed fiscal year of the Company for which financial information is available or (ii) owned more than 5% of the assets of the Company and its Restricted Subsidiaries, on a consolidated basis, as at the end of such fiscal year, all as shown on or derived from the consolidated financial statements of the Company for such fiscal year.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents (including proceeds from the sale of Publicly Traded Stock and payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents), net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is required in connection with such Asset Sale, (iv) obligations and expenses incurred in connection with the repatriation to the United States of any proceeds of such Asset Sale, (v) in the case of any Asset Sale made by a Restricted Subsidiary, any dividend or distribution of a portion of the proceeds of such Asset Sale to a holder (other than the Company or another Restricted

Subsidiary) of Capital Stock (other than Preferred Stock) of such Restricted Subsidiary; provided that such dividend is paid or distribution is made concurrently with the payment of a dividend or making of a distribution of a portion of such proceeds by such Restricted Subsidiary to the Company or another Restricted Subsidiary and the amount of such dividend or distribution does not exceed such holder's pro rata share (based on such holder's percentage ownership of the outstanding Capital Stock (other than Preferred Stock) of such Restricted Subsidiary) of the aggregate amount of the proceeds of such Asset Sale being dividended or distributed and (vi) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "NET PROCEEDS" means, in the case of any sale by the Company of Capital Stock, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions, discounts and any other transaction costs incurred in connection therewith.

                  "NON-RECOURSE INDEBTEDNESS" means, with respect to any Unrestricted Subsidiary, Indebtedness of such Unrestricted Subsidiary as to which (i) neither the Company nor any Restricted Subsidiary (a) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness or (b) is directly or indirectly liable for such Indebtedness and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against such Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

                  "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 10.5.

                  "OFFSHORE GLOBAL SECURITIES" has the meaning provided in
Section 2.4.

                  "OFFSHORE PHYSICAL SECURITIES" has the meaning provided in
Section 2.4.

                  "OFFSHORE SECURITIES EXCHANGE DATE" has the meaning provided in Section 2.4.

                  "OIL AND GAS BUSINESS" means the exploration for and the development, acquisition, production, processing, marketing, storage and transportation of hydrocarbons and other related energy and natural resources businesses and any activity necessary, appropriate or incidental to the foregoing.

                  "OIL AND GAS RESERVE ESTIMATE" means, as of any date of determination, the estimated discounted future net revenues attributable to proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with the Commission's guidelines (before any state or federal income taxes) as set forth in the most recently prepared reserve report of the Company and its Restricted Subsidiaries that has been audited by Independent Petroleum Engineers (which report shall be prepared as of a date no earlier than the end of the most recently completed fiscal year of the Company for which financial information is available) (the "Audited Report"), decreased, in the case of clause (i) below, and increased or decreased, as appropriate, in the case of clauses (ii) and (iii) below, by the Company's petroleum engineers to reflect, as of such date of determination, the estimated discounted future net revenues attributable to (i) the ownership interest of any holder (other than the Company or another Restricted Subsidiary) of Capital Stock (other than Preferred Stock) of any Restricted Subsidiary (based on such holder's percentage ownership of such Capital Stock as of such date of determination), but only to the extent such ownership interest is not otherwise deducted from the discounted future net revenues of the Company and its Restricted Subsidiaries set forth in the Audited Report, (ii) proved oil and gas reserves acquired or disposed of since the date of the Audited Report and (iii) increases or decreases in proved oil and gas reserves of the Company and its Restricted Subsidiaries due to exploration, development or exploitation activities or changes in geological conditions since the date of the Audited Report; provided that such adjustments are calculated in accordance with the Commission's guidelines by the Company's petroleum engineers utilizing the prices utilized in, and on a basis otherwise consistent with, the Audited Report. Notwithstanding the foregoing, (1) if the estimated discounted future net revenues from any proved oil and gas reserves acquired since the date of the Audited Report have been audited by Independent Petroleum Engineers and a report with respect thereto as of a date no earlier than the end of the most recently completed fiscal year of the person from whom such reserves were acquired has been prepared, such report (or, if a more recent audited reserve report is available, the most recent of such reports) shall be utilized for purposes of calculating the adjustment to discounted future net revenues of such person attributable to such acquired reserves, (2) if the estimated discounted future net revenues of the Company and its Restricted Subsidiaries, as adjusted pursuant to clauses (ii) and (iii) of the preceding sentence (excluding any adjustments calculated pursuant to clause (1) of this sentence) would vary by more than 10% from the discounted future net revenues of the Company and its Restricted Subsidiaries set forth in the Audited Report, such adjustments shall be audited by Independent Petroleum Engineers and (3) so long as Benton-Vinccler is a Restricted Subsidiary, for purposes of calculating the Oil and Gas Reserve Estimate of the Company and its Restricted Subsidiaries attributable to Benton-Vinccler as of any date of determination, the proportionate share of the Company and its Restricted Subsidiaries (based on their percentage ownership interest of Benton-Vinccler as of such date of determination) of the estimated discounted future net revenues attributable to the proved oil and gas reserves subject to the operating service agreement dated as of July 31, 1992 with Lagoven, S.A. (as amended or supplemented from time to time and including any successor agreements or arrangements) shall be included in such Oil and Gas Reserve Estimate on the same basis as such net revenues would be included if such proved oil and gas reserves were owned by Benton-Vinccler.

                  "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with
Section 314 of the Trust Indenture Act and include the statements provided for in Section 10.5, and such others as may reasonably be requested by the Trustee, if and to the extent required hereby.

                  "ORIGINAL ISSUE DATE" of any Security (or portion thereof) means the earlier of (i) the date of such Security or (ii) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

                  "OUTSTANDING", when used with reference to Securities, shall, subject to the provisions of Section 6.4 and Article XII, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

                  (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                  (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (unless proof satisfactory to the Trustee and the Company is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company).

                  "PERFORMANCE LETTER OF CREDIT" means, with respect to any person, a letter of credit or bond to secure the performance in any country of any obligations of such person under any contract entered into in the ordinary course of such person's Oil and Gas Business; provided that the provision of any such letter of credit or bond is required by local law or, in the case of any such letter of credit or bond securing the performance of obligations outside the United States, is customarily required in connection with contracts relating to the Oil and Gas Business in such country and, in either case, such letter of credit or bond requires that any payment thereunder by the issuer thereof be immediately repaid by such person.

                  "PERMANENT OFFSHORE GLOBAL SECURITY" has the meaning provided in Section 2.4.

                  "PERMITTED BENTON-VINCCLER INDEBTEDNESS" means Indebtedness of Benton-Vinccler in an aggregate amount not to exceed $25 million at any time outstanding.

                  "PERMITTED COMMODITY SWAP AGREEMENTS" means Commodity Swap Agreements entered into in order to protect the Company or its Restricted Subsidiaries against fluctuations in oil or gas prices with respect to their current or good faith estimated future oil and gas production irrespective of whether such production is owned by the Company or a Restricted Subsidiary or is produced by the Company or a Restricted Subsidiary pursuant to an arrangement under which the Company or a Restricted Subsidiary acts as a contractor for a third party that owns such production.

                  "PERMITTED COMPANY SECURED INDEBTEDNESS" means secured Indebtedness of the Company Incurred after the date of this Indenture (other than pursuant to clause (xi) of the definition of Permitted Indebtedness) in an aggregate amount not to exceed $20 million outstanding at any time less the aggregate amount of Permitted Restricted Subsidiary Indebtedness outstanding at such time.

                  "PERMITTED GEOILBENT INDEBTEDNESS" means Indebtedness of GEOILBENT which is non-recourse to the Company and its Restricted Subsidiaries except to the extent of the pledge of equity interests in GEOILBENT.

                  "PERMITTED INDEBTEDNESS" means (i) the Securities; (ii) Indebtedness of the Company (other than the Vinccler Notes) and its Restricted Subsidiaries (other than Benton-Vinccler) outstanding on the date of this Indenture; (iii) obligations of the Company and its Restricted Subsidiaries pursuant to Interest Rate Agreements, Currency Agreements and Permitted Commodity Swap Agreements and compensation payable thereunder; (iv) Indebtedness of the Company to a Restricted Subsidiary or of a Restricted Subsidiary to the Company or another Restricted Subsidiary (but only so long as such Indebtedness is held or owned by the Company or a Restricted Subsidiary); (v) Indebtedness of the Company Incurred for the purpose of financing the working capital requirements of the Company or any Restricted Subsidiary in an aggregate amount not to exceed the greater of $10 million or 4% of the Oil and Gas Reserve Estimate, in each case at any time outstanding; (vi) Indebtedness (excluding Acquired Indebtedness) of the Company in addition to Indebtedness permitted by clauses (i) through (v) in an aggregate amount not to exceed $20 million at any time outstanding; (vii) (a) Indebtedness of Benton-Vinccler not in excess of $25 million in aggregate principal amount outstanding which is cash collateralized and (b) Permitted Benton-Vinccler Indebtedness; (viii) Permitted GEOILBENT Indebtedness; (ix)(a) one or more letters of credit having an aggregate face amount not exceeding $18 million issued in support of performance obligations in respect of the Delta Centro block in Venezuela and (b) Performance Letters of Credit with respect to which the account party is the Company or any Restricted Subsidiary; provided that the reimbursement obligation of the Company or such Restricted Subsidiary thereunder is unsecured; (x) unsecured obligations of the Company or any Restricted Subsidiary to reimburse any other person for all or a portion of such other person's reimbursement obligations with respect to any Performance Letter of Credit; provided that such Performance Letter of Credit secures the performance of obligations of the Company or a Restricted Subsidiary (in addition to any performance obligations of such other person which such Performance Letter of Credit may secure) under any contract entered into by the Company or such Restricted Subsidiary in the ordinary course of its Oil and Gas Business; (xi) the Vinccler Notes; and (xii) Indebtedness of the Company or any Restricted Subsidiary the proceeds of which are used to renew, extend, refinance or repurchase, or Indebtedness of the Company or any Restricted Subsidiary exchanged for, Indebtedness permitted by clause (i) or (ii) above so long as (a) the aggregate amount of such new Indebtedness (or, if such new Indebtedness will be issued at a price less than the principal amount thereof, the aggregate issue price thereof) would not be greater than the sum of the aggregate amount of the Indebtedness being renewed, extended, refinanced, repurchased or exchanged and any premium, accrued interest expense, commissions and other transaction costs incurred in connection with such renewal, extension, refinancing, repurchase or exchange (but only if such costs are of a kind and in an amount that would customarily be incurred in connection with such types of transactions), (b) if the Indebtedness being renewed, extended, refinanced, repurchased or exchanged is Indebtedness of the Company, such new Indebtedness would be Indebtedness of the Company and, unless the Indebtedness being renewed, extended, refinanced, repurchased or exchanged is fully secured, such new Indebtedness would have an Average Life greater than the Average Life of the Securities and a stated maturity later than the Stated Maturity of the Securities and (c) such new Indebtedness would be Subordinated Indebtedness if the Indebtedness renewed, extended, refinanced, repurchased or exchanged is Subordinated Indebtedness and such new Subordinated Indebtedness would be subordinated to the

Securities at least to the extent that the Subordinated Indebtedness being renewed, extended, refinanced, repurchased or exchanged is subordinated to the Securities.

                  "PERMITTED INVESTMENT" means investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit a person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil and gas properties or gathering systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

                  "PERMITTED LIENS" means Liens upon any real or tangible personal property securing (i) any Indebtedness of the Company or any Restricted Subsidiary existing on the date of this Indenture and any renewals, extensions, refinancings or exchanges of such Indebtedness permitted under this Indenture; provided that any such Lien securing any renewed, extended, refinanced or exchanged Indebtedness shall only attach to the property that secured such Indebtedness prior to such renewal, extension, refinancing or exchange; (ii) any Permitted Benton-Vinccler Indebtedness; (iii) any Permitted GEOILBENT Indebtedness, limited to the non-recourse pledge of equity interests in GEOILBENT; (iv) any Permitted Restricted Subsidiary Indebtedness; (v) any Permitted Company Secured Indebtedness; (vi) any Permitted Commodity Swap Agreements; (vii) reimbursement obligations in respect of the letters of credit referred to in clause (ix)(a) of the definition of Permitted Indebtedness;
(viii) Indebtedness of Benton-Vinccler referred to in clause (vii)(a) of the definition of Permitted Indebtedness, limited to cash collateral; and (ix) any other Indebtedness of the Company or any Restricted Subsidiary required by its terms to be secured in the event that the Securities are required to be secured pursuant to the terms of this Indenture; provided that (a) if such other

Indebtedness is Subordinated Indebtedness, the Lien securing such other Indebtedness shall be subordinated to the Lien securing the Securities to at least the extent that such Subordinated Indebtedness is subordinated to the Securities, (b) in no event shall the Lien securing such other Indebtedness be prior to the Lien securing the Securities and (c) if the Lien securing the Securities ceases to exist, the Lien securing such other Indebtedness shall also cease to exist.

                  "PERMITTED RESTRICTED SUBSIDIARY INDEBTEDNESS" means Indebtedness of any Restricted Subsidiary (including Permitted Benton-Vinccler Indebtedness but excluding Indebtedness of Benton-Vinccler referred to in clause
(vii)(a) of the definition of Permitted Indebtedness) Incurred after the date of this Indenture (other than pursuant to clause (xii) of the definition of Permitted Indebtedness) in an aggregate amount for all such Restricted Subsidiaries not to exceed $20 million, in each case outstanding at any time less the aggregate amount of Permitted Company Secured Indebtedness outstanding at such time.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof; provided that the term joint venture shall not include any contractual arrangement between the Company or any Restricted Subsidiary and one or more third parties pursuant to which the Company or such Restricted Subsidiary and such third party or parties agree to share the costs and benefits of exploring and developing oil and gas properties so long as (i) the interest of the Company or such Restricted Subsidiary in such properties and the hydrocarbons or other mineral products derived therefrom is owned directly by the Company or such Restricted Subsidiary, (ii) such contractual arrangement does not grant any Lien on the Company's or such Restricted Subsidiary's ownership interest in such properties or products derived therefrom or permit such third party or parties to restrict in any manner the ability of the Company or such Restricted Subsidiary to use, transfer, sell or otherwise dispose of such ownership interest (excluding, in each case, any agreement to sell such products to such third party or parties so long as such agreement was negotiated on an arm's-length basis) and (iii) no independent legal entity is created by such contractual arrangement.

                  "PHYSICAL SECURITIES" has the meaning provided in
Section 2.4.

                  "PREFERRED STOCK" means, with respect to any person, Capital Stock or Redeemable Stock of such person of any class or classes (however designated) whether now outstanding or issued after the date of this Indenture, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation of such person, to any other class of Capital Stock of such person and includes, without limitation, all classes and series of preferred or preference stock.

                  "PRINCIPAL" wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any".

                  "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Securities in the form set forth in Section 2.5(a).

                  "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of Capital Stock of the Company pursuant to an effective registration statement under the Securities Act, other than an offering of Disqualified Stock or an offering pursuant to a registration statement on Form S-8.

                  "PUBLICLY TRADED STOCK" means, with respect to any person, Voting Stock of such person which is registered under Section 12 of the Exchange Act and which is actively traded on The New York Stock Exchange or American Stock Exchange or in the NASDAQ-National Market.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "REDEEMABLE STOCK" means, with respect to any person, any and all shares, interests, participations, rights or other equivalents (however designated) of such person's capital stock or partnership interests whether now outstanding or issued after the date of this Indenture that by their terms or otherwise are or may be required to be redeemed prior to the Stated Maturity of the Securities or are redeemable at the option of the holder thereof (including, without limitation, upon the happening of any specified event or with the passage of time) at any time prior to the Stated Maturity of the Securities; provided that if the only event that could require redemption of any such securities prior to the Stated Maturity of the Securities is a change in control of the Company (defined in a manner substantially identical to the definition of Change in Control in this Indenture) and such right of redemption is expressly subordinated to the right of the holders of the

Securities to require repurchase of the Securities upon the occurrence of a Change in Control pursuant to the terms of this Indenture, then such securities shall not be deemed to be Redeemable Stock.

                  "REFERENCE PERIOD" means, with respect to any determination to be made pursuant to the terms of this Indenture, the four full fiscal quarters for which financial information is available immediately preceding any date upon which such determination is to be made.

                  "REGISTRAR" has the meaning provided in Section 2.6.

                  "REGISTRATION" means a registered exchange offer for the Securities by the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of May 2, 1996, between the Company and J.P. Morgan Securities Inc., and certain permitted assigns specified therein.

                  "REGISTRATION STATEMENT" means the Registration Statement pursuant to and as defined in the Registration Rights Agreement.

                  "REGULATION S" means Regulation S under the Securities Act.

                  "REPAID INVESTMENT" means (i) the amount of any Investment in a person (which is a Restricted Payment) made by the Company or a Restricted Subsidiary after the date of this Indenture (a) to the extent such amount has been unconditionally repaid in cash to the Company or such Restricted Subsidiary (including any such repayment in the form of a dividend but excluding any payments of interest) or (b) to the extent of the net proceeds in cash or Cash Equivalents from the sale thereof and (ii) the amount of any Indebtedness of a person guaranteed by the Company or a Restricted Subsidiary after the date of this Indenture (which guarantee is a Restricted Payment) to the extent such amount has been unconditionally released from such guarantee; provided that in each case such amount shall not exceed the amount of such Investment as recorded on the books of the Company or such Restricted Subsidiary in accordance with GAAP at the time such Investment was made.

                  "RESPONSIBLE OFFICER" when used with respect to the Trustee means the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "RESTRICTED PAYMENT" means, with respect to any person, (i) the declaration or payment of any dividend or other distribution in respect of Capital Stock or Redeemable Stock of such person or any Subsidiary of such person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock or Redeemable Stock of such person or any Subsidiary of such person (including options, warrants or other rights to acquire such Capital Stock or Redeemable Stock), (iii) any payment on account of the purchase, redemption or other acquisition or retirement for value of, or any payment in respect of any amendment of the terms of, or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal or any scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness and (iv) any Investment by such person other than any Investment in Cash Equivalents or any Permitted Investment.

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary; provided that so long as Benton-Vinccler is a direct or indirect Subsidiary of the Company it shall remain a Restricted Subsidiary.

                  "RESTRICTED SUBSIDIARY INVESTMENT" means, with respect to any person that becomes a Restricted Subsidiary, the amount of any Investment in such person (which is a Restricted Payment) made by the Company or a Restricted Subsidiary after the date of this Indenture but prior to the time such person becomes a Restricted Subsidiary; provided that such amount shall not exceed the amount of such Investment as recorded on the books of the Company or such

Restricted Subsidiary in accordance with GAAP at the time such Investment was made.

                  "RULE 144A" means Rule 144A under the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as it may be amended and any successor act thereto.

                  "SECURITY" or "SECURITIES" means any Security or Securities, as the case may be, authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

                  "SECURITY REGISTER" has the meaning provided in Section 2.6.

                  "SENIOR INDEBTEDNESS" means any Indebtedness of the Company (whether outstanding on the date hereof or hereinafter incurred), unless such Indebtedness is Subordinated Indebtedness.

                  "SHELF REGISTRATION STATEMENT" shall mean a Shelf Registration Statement of the Company pursuant to and as defined in the Registration Rights Agreement.

                  "STATED MATURITY," when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness (whether outstanding on the date hereof or hereinafter incurred) which is subordinate or junior in right of payment to the Securities.

                  "SUBSIDIARY" of any person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

                  "TEMPORARY OFFSHORE GLOBAL SECURITY" has the meaning provided in Section 2.4.

                  "TRUSTEE" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor trustee.

                  "TRUST INDENTURE ACT OF 1939" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed, and "TIA", when used in respect of an indenture supplemental hereto, means such Act as in force at the time such indenture supplemental hereto becomes effective.

                  "U.S. GLOBAL SECURITY" has the meaning provided in Section
2.4.

                  "U.S. PERSON" has the meaning provided in Section 2.5.

                  "U.S. PHYSICAL SECURITIES" has the meaning provided in Section 2.4.

                  "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company or of a Restricted Subsidiary (other than Benton-Vinccler) that is designated as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors in accordance with the requirements of the following sentence and (ii) any Subsidiary of an Unrestricted Subsidiary. The Company may designate any Subsidiary of the Company or of a Restricted Subsidiary (excluding any Restricted Subsidiary that had been designated as an Unrestricted Subsidiary prior to its designation as a Restricted Subsidiary but including a newly acquired or newly formed Subsidiary of the Company or any Restricted Subsidiary) to be an Unrestricted Subsidiary by a resolution of the Board of Directors, if immediately after giving effect to such designation, (i) the Company could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 3.8 of this Indenture, (ii) the Company could make an additional Restricted Payment of $1.00 pursuant to the first paragraph of
Section 3.10 of this Indenture, (iii) such Subsidiary does not own or hold any Capital Stock or Redeemable Stock of, or any Lien on any property of, the Company or any Restricted Subsidiary and (iv) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness. The Board of Directors may designate any Unrestricted Subsidiary (excluding any Unrestricted Subsidiary that had been a Restricted Subsidiary prior to its designation as an Unrestricted Subsidiary) to be a

Restricted Subsidiary; provided that, immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 3.8 of this Indenture. Upon any such designation by the Board of Directors, the Company shall promptly file with the Trustee a copy of a board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing.

                  "VINCCLER NOTES" means the promissory notes in an aggregate original principal amount equal to $10 million issued to Vinccler, C.A. by the Company and guaranteed by Benton-Vinccler.

                  "VOTING STOCK" means, with respect to any person, securities of any class or classes of Capital Stock in such person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such person but not including Capital Stock having the right to vote thereon solely upon the happening of a contingency unless and until such contingency has occurred, and then only so long as such Capital Stock has voting rights with respect thereto.

                  "WHOLLY OWNED SUBSIDIARY" means, with respect to any person, any Subsidiary of such person if all of the Capital Stock (excluding Preferred Stock) in such Subsidiary (other than any director's qualifying shares) is owned directly or indirectly by such person.

                                   ARTICLE TWO

                           ISSUE, EXECUTION, FORM AND
                           REGISTRATION OF SECURITIES.
                           ---------------------------

                  SECTION 2.1 AUTHENTICATION AND DELIVERY OF SECURITIES. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities (including Exchange Securities) in an aggregate principal amount not in excess of the amount specified in the form of Security hereinabove recited (except as otherwise provided in Section 2.9) may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by both (a) its Chairman of the Board of Directors, or any Vice Chairman of the Board of Directors, or its President or any Vice

President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer without any further action by the Company.

                  SECTION 2.2 EXECUTION OF SECURITIES. The Securities shall be signed on behalf of the Company by both (a) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

                  In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such officer.

                  SECTION 2.3 CERTIFICATE OF AUTHENTICATION. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

                  SECTION 2.4 FORM, DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF INTEREST. The Securities and the

Trustee's certificates of authentication shall be substantially in the form recited above; provided that Exchange Securities (i) shall contain the alternative third paragraph appearing on the reverse of the Securities in the form recited above and (ii) shall not contain terms with respect to transfer restrictions. The Securities shall be issuable in denominations provided for in the form of Security recited above. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

                  Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by Section 2.5, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

                  Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Security recited above.

                  Securities offered and sold in reliance on Section 4(2) and Rule 144A shall be issued initially in the form of a single permanent global Security in registered form, substantially in the form hereinabove recited (the "U.S. GLOBAL SECURITY"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global Security in registered form substantially in the form hereinabove recited (the "TEMPORARY OFFSHORE GLOBAL SECURITY") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein. At any time on and after June 12, 1996 (the "OFFSHORE SECURITIES EXCHANGE DATE"), a single permanent global Security in registered form substantially in the form hereinabove recited without the Private

Placement Legend (the "PERMANENT OFFSHORE GLOBAL SECURITY"; and together with the Temporary Offshore Global Security, the "OFFSHORE GLOBAL SECURITIES") duly executed by the Company and authenticated by the Trustee as provided herein shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Security in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Security transferred.

                  Securities offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Securities in registered form in substantially the form hereinabove recited (the "U.S. PHYSICAL SECURITIES"). Securities issued pursuant to Section 2.7 in exchange for interests in the Offshore Global Security following the Offshore Securities Exchange Date shall be in the form of permanent certificated Securities in registered form substantially in the form hereinabove recited (the "OFFSHORE PHYSICAL SECURITIES").

                  The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "PHYSICAL SECURITIES". The U.S. Global Security and the Offshore Global Security are sometimes referred to herein as the "GLOBAL SECURITIES".

                  The person in whose name any Security is registered at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Interest Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, shall be paid to the persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five business days prior to the date of such payment) established by notice given by mail by or on behalf of the Company to the holders of Securities not less than 15 days preceding such subsequent record date.

                  SECTION 2.5 RESTRICTIVE LEGENDS. (a) Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration pursuant to the Registration Rights Agreement, the U.S. Global Security,

Temporary Offshore Global Security and each U.S. Physical Security shall bear the following legend on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MANY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE

         TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                  (b) Each Global Security, whether or not an Exchange Security, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.8 OF THE INDENTURE.

                  SECTION 2.6 REGISTRATION, TRANSFER AND EXCHANGE. The Securities are issuable only in registered form. The

Company will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 (the "Registrar") a register or registers (the "Security Register(s)") in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such Security Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register or Security Registers shall be open for inspection by the Trustee.

                  Upon due presentation for registration of transfer of any Security at each such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

                  A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations (including an exchange of Securities for Exchange Securities), the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met; provided that no exchanges of Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that any Securities that are exchanged for Exchange Securities shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request.

                  The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to
Section 2.11, 7.5 or 11.2). No service charge to any Holder shall be made for any such transaction.

                  The Company shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

                  All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.7. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES. (a) The U.S. Global Security and Offshore Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.5.

                  Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

                  (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.8. In addition, U.S. Physical Securities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Security or the Offshore Global Security, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Physical Securities.

                  (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

                  (d) In connection with any transfer of a portion of the beneficial interests in the U.S. Global Security to beneficial owners pursuant to paragraph (b) of this Section and Section 2.8(a)(ii), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

                  (e) In connection with the transfer of the entire U.S. Global Security or Offshore Global Security to beneficial owners pursuant to paragraph
(b) of this Section, the U.S. Global Security or Offshore Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Security or Offshore Global Security, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

                  (f) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.8, bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Section 2.5.

                  (g) Any Offshore Physical Security delivered in exchange for an interest in the Offshore Global Security pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.8, bear the legend regarding transfer restrictions applicable to the Offshore Physical Security set forth in Section 2.5.

                  (h) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  SECTION 2.8. SPECIAL TRANSFER PROVISIONS. Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration pursuant to the Registration Rights Agreement, the following provisions shall apply:

                  (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is at least three years after the Original Issue Date of the Securities or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit A hereto and (B) if the principal amount of the Securities being transferred is less than $250,000 at the time of such transfer, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
         (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Certificates of like tenor and amount.

                  (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Security or an interest in the U.S. Global Security to a QIB (excluding Non-U.S. Persons):

                  (i) If the Security to be transferred consists of (x) U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Security, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

                  (ii) If the proposed transferee is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred and the Trustee shall cancel the U.S. Physical Security so transferred.

                  (c) TRANSFERS OF INTERESTS IN THE TEMPORARY OFFSHORE GLOBAL SECURITY. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Security:

                  (i) The Registrar shall register the transfer of any Security
         (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit B hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance of Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security, in an amount equal to the principal amount of the Temporary Offshore Global Security to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Security in a like amount.

                  (d) TRANSFERS OF INTERESTS IN THE PERMANENT OFFSHORE GLOBAL SECURITY OR OFFSHORE PHYSICAL SECURITIES TO U.S. PERSONS. The following provisions shall apply with respect to any transfer of interests in the Permanent Offshore Global Security or Offshore Physical Securities to U.S.
Persons: The Registrar shall register the transfer of any such Security without requiring any additional certification.

                  (e) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S.
Person:

                  (i) Prior to June 12, 1996, the Registrar shall register any proposed transfer of a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit B hereto from the proposed transferor.

                  (ii) On and after June 12, 1996, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor.

                  (iii)(a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and
         (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and
         (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security, as the case may be.

                  (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the

Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fifth paragraph of Section 2.4 or paragraphs
(a)(i)(x) or (e)(ii) of this Section 2.8 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (g) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.7 or this Section
2.8. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  SECTION 2.9 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

                  Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

                  Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                  SECTION 2.10 CANCELLATION OF SECURITIES; DESTRUCTION THEREOF. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

                  SECTION 2.11 TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

                  Section 2.12. CUSIP AND CINS NUMBERS. The Company in issuing the Securities may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

                                  ARTICLE THREE

                                    COVENANTS
                                       OF
                          THE COMPANY AND THE TRUSTEE.
                          ----------------------------

                  SECTION 3.1 PAYMENT OF PRINCIPAL AND INTEREST. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto as they shall appear on the registry books of the Company, or by wire transfer to such holders in immediately available funds, to such bank or other entity in the continental United States as shall be designated by such holders and shall have appropriate facilities for such purpose, or in accordance with the standard operating procedures of the Depositary.

                  SECTION 3.2 OFFICES FOR PAYMENTS, ETC. So long as any of the Securities remain outstanding, the Company will maintain in the City of New York, the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Company hereby initially designates the Corporate Trust Office of the Trustee as the office or agency for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

                  SECTION 3.3 APPOINTMENT TO FILL A VACANCY IN OFFICE OF TRUSTEE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.10, a Trustee, so that there shall at all times be a Trustee hereunder.

                  SECTION 3.4 PAYING AGENTS. Whenever the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

                  (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities or of the Trustee,

                  (b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

                  (c) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

                  The Company will, prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

                  If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

                  Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

                  Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.3 and 9.4.

                  SECTION 3.5 CERTIFICATES TO TRUSTEE. (a) The Company will deliver to the Trustee within 90 days after the end of each fiscal year of the Company a brief certificate (which need not comply with Section 10.5) from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

                  (b) The Company will deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of an Event of Default or a Default, an Officers' Certificate setting forth the details of such Event of Default or Default, and the action which the Company proposes to take with respect thereto.

                  (c) The Company will deliver to the Trustee within 90 days after the end of each fiscal year of the Company a written statement by the Company's independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

                  SECTION 3.6 SECURITYHOLDERS' LISTS. If and so long as the Trustee shall not be the Registrar, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to
Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each Interest Record Date as of such Interest Record Date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

                  SECTION 3.7 REPORTS BY THE TRUSTEE. Any Trustee's report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted within 45 days of each April 15, commencing with April 15, 1997, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

                  SECTION 3.8 LIMITATION ON INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including any Acquired Indebtedness) unless (i) no Default or Event of Default under this Indenture shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness, (ii) after giving effect thereto (including, in connection with any acquisition being financed through the Incurrence of such Indebtedness, any Acquired Indebtedness and any proved oil and gas reserves being acquired in connection therewith) the EBITDA/Interest Ratio would be greater than 3.0 to 1.0, (iii) in the event such Indebtedness would be Incurred by the Company but would not be Permitted Company Secured Indebtedness, such Indebtedness would have an Average Life greater than the Average Life of the Securities and a stated maturity later than the Stated Maturity of the Securities and (iv) in the event such Indebtedness would be Incurred by a Restricted Subsidiary, such Indebtedness would also qualify as Permitted Restricted Subsidiary Indebtedness.

                  Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may Incur Permitted Indebtedness if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness.

                  Prior to the Incurrence of any Indebtedness by the Company or any Restricted Subsidiary other than Permitted Indebtedness, the Company shall file an Officers' Certificate with the Trustee setting forth the date such Indebtedness is proposed to be Incurred and the EBITDA/Interest Ratio.

                   For purposes of calculating the amount of any Indebtedness of the Company and its Restricted Subsidiaries, (i) any Indebtedness of a Restricted Subsidiary that is fully and unconditionally guaranteed by the Company or secured by a deposit of cash or Cash Equivalents of the Company shall be deemed to be Indebtedness of such Restricted Subsidiary, and (ii) the Vinccler Notes shall be deemed to be Indebtedness of the Company.

                  SECTION 3.9 LIMITATION ON INDEBTEDNESS OF UNRESTRICTED SUBSIDIARIES. The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness (including Acquired Indebtedness) other than Non-Recourse Indebtedness.

                  SECTION 3.10 LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if at the time of such Restricted Payment or after giving effect to such Restricted Payment (i) the Company would not be able to Incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to the provisions of Section 3.8 of this Indenture and (ii) the aggregate amount expended for all Restricted Payments (excluding any payments permitted by clauses (ii) through (ix) of the immediately succeeding paragraph) (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be evidenced by a board resolution which resolution shall promptly be filed with the Trustee for its records) exceeds the sum of:

                  (a) 50% of the aggregate Consolidated Net Income of the Company and its Restricted Subsidiaries (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss) accrued for the period (taken as one accounting period) beginning on July 1, 1996 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment, plus

                  (b) 100% of the aggregate Net Proceeds received by the Company after June 30, 1996 from the issuance and sale (other than to a Subsidiary of the Company) of (1) Capital Stock (including options, warrants or other rights to acquire Capital Stock) other than any such Capital Stock convertible into or exchangeable for (whether at the option of the Company or the holder thereof) a security other than Capital Stock and other than any such Capital Stock issued for any purpose specified in clauses (vi) or (vii) of the succeeding paragraph and (2) Indebtedness convertible into or exchangeable for Capital Stock but only to the extent such Indebtedness has been converted or exchanged, plus

                  (c) the aggregate amount of any Repaid Investments and Restricted Subsidiary Investments but only to the extent such amount did not otherwise increase the amount available for Restricted Payments pursuant to (a) above or clause (iv) of the immediately succeeding paragraph, plus

                  (d) $15,000,000.

                  The foregoing provisions shall not be violated by reason of
(i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would comply with the foregoing provision, (ii) any Investment in the Company by any Restricted Subsidiary and any Investment in any Restricted Subsidiary or any person which concurrently with such Investment becomes a Restricted Subsidiary by the Company or another Restricted Subsidiary, (iii) any dividend payable to the Company by any Restricted Subsidiary or to any Restricted Subsidiary by another Restricted Subsidiary, (iv) any dividend payable to a holder (other than the Company or another Restricted Subsidiary) of Capital Stock (other than Preferred Stock) of a Restricted Subsidiary; provided that such dividend is paid concurrently with the payment of a dividend by such Restricted Subsidiary to the Company or another Restricted Subsidiary and the amount of such dividend does not exceed such holder's pro rata share (based on such holder's percentage ownership of the outstanding Capital Stock (other than Preferred Stock) of such Restricted Subsidiary) of the aggregate amount of the dividend payable to all holders of Capital Stock of such Restricted Subsidiary, (v) any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Capital Stock of the Company, (vi) any purchase, redemption or other acquisition or retirement for value or any defeasance of any Subordinated Indebtedness, in exchange for, by conversion into or from the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or new Subordinated Indebtedness; provided the Average Life of such new Subordinated Indebtedness is greater than the Average Life of the Securities, the stated maturity of such new Subordinated Indebtedness is later than the Stated Maturity of the Securities and the new Subordinated Indebtedness is subordinated to the Securities to at least the extent that the Subordinated Indebtedness being purchased, redeemed, acquired, retired or defeased was subordinated to the Securities, (vii) any purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, by conversion into or from the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company, (viii) any Investment in a person that represents the portion of the consideration for an Asset Sale that is not, and is not required to be pursuant to the provisions of Section 3.12 of this Indenture, cash or Cash Equivalents and (ix) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article Eight; provided that, in the case of any of the foregoing, no Default or Event of Default has occurred and is continuing or shall occur as a consequence thereof.

                  SECTION 3.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) (such a transaction or series of related transactions, an "Affiliate Transaction") with (i) any Affiliate of the Company or any Subsidiary or (ii) any officer, director or employee of the Company or any Subsidiary or any Affiliate thereof unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would have been available in a comparable arm's-length transaction with an unaffiliated third party and (ii) (a) with respect to any Affiliate Transaction involving aggregate payments equal to or in excess of $1 million (or, in the case of any loan or advance to any officer, director or employee of the Company or its Restricted Subsidiaries, $100,000), but less than $5 million, such Affiliate Transaction shall have received the approval of a majority of the Disinterested Directors (as evidenced by a board resolution of such Disinterested Directors which resolution shall promptly be filed with the Trustee) and (b) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $5 million, the Company shall have obtained a written opinion of an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair to the Company or the Subsidiary, as the case may be, from a financial point of view which opinion shall promptly be filed with the Trustee.

                  The foregoing limitations shall not apply to (i) any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company, (iii) any employment contract to which any officer, director or employee is a party or stock option plan or grant of any option thereunder to any officer, director or employee; provided that any such agreement or arrangement (or series of related agreements or arrangements) involving aggregate payments (or in the case of any option grant, with an aggregate exercise price) equal to or in excess of $100,000 shall have received the approval of the Compensation Committee of the Board of Directors (as

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



evidenced by a resolution of such Committee which resolution shall promptly be filed with the Trustee) which Committee shall be comprised of Disinterested Directors, or (iv) any Permitted Investment or any Restricted Payments not prohibited by the provisions of Section 3.10.

                  SECTION 3.12 DISPOSITION OF PROCEEDS OF ASSET SALES. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) such Asset Sale is for not less than the fair market value of the properties and assets sold, (ii) at least 85% of the consideration (not including the assumption of any Indebtedness of the Company or any Restricted Subsidiary (other than Subordinated Indebtedness)) consists of cash, Cash Equivalents or Publicly Traded Stock (so long as prior to such Asset Sale the Board of Directors has made a determination as evidenced by a board resolution (which resolution shall promptly be filed with the Trustee), to sell such Publicly Traded Stock for cash within ten Business Days after the date of such Asset Sale and such Publicly Traded Stock does not constitute more than 30% of such 85%), except (a) in the case of an Asset Sale involving oil and gas properties, the consideration may consist solely or in part of tangible properties or direct or indirect interests in tangible properties to be used in the Company's or its Restricted Subsidiaries' Oil and Gas Business ("Tangible Business Properties") having a fair market value at least equal to the fair market value of the assets exchanged and (b) the Company and its Restricted Subsidiaries may enter into farm-out transactions consistent with industry standards and otherwise in accordance with the terms of this Indenture including, but not limited to, the provisions of Section 3.11, (iii) unless prior to the date of such Asset Sale the Board of Directors has made a determination, as evidenced by a board resolution (which resolution shall promptly be filed with the Trustee), to use all of the Net Cash Proceeds of such Asset Sale that consist of cash and Cash Equivalents to permanently repay or prepay Senior Indebtedness or Indebtedness of a Restricted Subsidiary within thirty days after the date of such Asset Sale, the Company could Incur an additional $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to
Section 3.8 of this Indenture, (iv) within ten Business Days after the date of such Asset Sale, any Publicly Traded Stock required by a board resolution to be sold for cash, is sold for cash and (v) the requirements set forth below are met. For purposes of the foregoing, in the case of any required fair market value determination with respect to any Asset Sale or Tangible Business Properties or Publicly Traded Stock acquired in connection with such Asset Sale having a fair market value in excess of $5 million, such determination

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



shall be made by the Board of Directors as evidenced by a board resolution which resolution shall promptly be filed with the Trustee.

                  Subject to clause (iii) above, within twelve months of any Asset Sale, the Company shall either (x) apply or cause the application of an amount equal to the Net Cash Proceeds of such Asset Sale, or a portion thereof, to the permanent repayment or prepayment of Senior Indebtedness or Indebtedness of any Restricted Subsidiary or (y) invest such Net Cash Proceeds, or a portion thereof, in the acquisition or development of Tangible Business Properties. The amount of such Net Cash Proceeds not applied, used or invested as set forth in clause (x) or (y) above shall constitute "Excess Proceeds."

                  (b) If the aggregate amount of Excess Proceeds, together with any remaining Excess Proceeds from any prior Asset Sale, equals or exceeds $25 million, the Company shall so notify the Trustee in writing and shall offer to purchase from all holders of the Securities (an "Asset Sale Offer"), and shall purchase from Holders accepting such Asset Sale Offer on the date fixed for such Asset Sale Offer (the "Asset Sale Offer Date"), the maximum amount (expressed in integral multiples of aggregate principal amount of $1,000) of Securities that may be purchased out of the Excess Proceeds, in accordance with the procedures set forth in this Section, at an offer price in cash (the "Asset Sale Offer Price") in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to any Asset Sale Offer Date; provided that any semi-annual payment of interest becoming due on the Asset Sale Offer Date shall be payable to the holders of such Securities registered as such on the relevant Interest Record Date subject to the terms and provisions of Section 2.4 hereof.

                  (c) Promptly, and in any event within 30 days after the date upon which the Company becomes obligated to make an Asset Sale Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail, postage prepaid to each Holder, a written notice stating:

                  (1) that the Company is obligated to make an Asset Sale Offer;

                  (2) the Asset Sale Offer Date, which shall be not less than 30 nor more than 60 days after such notice;

                  (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the

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



         Company pursuant to the Asset Sale Offer (the "Purchase Amount");

                  (4) the Asset Sale Offer Price;

                  (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

                  (6) the place or places where Securities are to be surrendered for tender pursuant to the Asset Sale Offer;

                  (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Asset Sale Offer will continue to accrue;

                  (8) that on the Asset Sale Offer Date the Asset Sale Offer Price will become due and payable upon each Security accepted for payment pursuant to the Asset Sale Offer and that interest thereon shall cease to accrue on and after the Asset Sale Offer Date;

                  (9) that each Holder electing to tender a Security pursuant to the Asset Sale Offer will be required to surrender such Security at the place or places specified in the Asset Sale Offer prior to the close of business on the Asset Sale Offer Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

                  (10) that Holders will be entitled to withdraw all or any portion of the Securities tendered if the Company (or its paying agent) receives, not later than the close of business on the Asset Sale Offer Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                  (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Asset Sale Offer, the Company shall purchase all

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



         such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Asset Sale Offer, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

                  (12) that in case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Such notice shall also contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing other asset dispositions otherwise described in the offering materials relating to the Securities (or corresponding successor reports or reports otherwise required to be delivered to Holders if the Company is no longer filing reports pursuant to the Exchange Act), (B) a description of material developments in the Company's business subsequent to the date of the latest of such Reports and (C) if material, appropriate pro forma financial information and all instructions and materials necessary to tender Securities pursuant to the Asset Sale Offer.

                  (d) On the Asset Sale Offer Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Trustee money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Trustee shall promptly mail to the holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price, and promptly authenticate and mail to such Holders a new Security in a principal amount equal to any

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



unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Date.

                  (e) To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds relating thereto (such shortfall constituting a "Deficiency"), then the Company may use such Deficiency, or a portion thereof, for general corporate purposes. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  (f) The Company shall comply with any applicable tender offer rules then in effect, including Section 14(e) of the Exchange Act and Rule 14e-1 promulgated thereunder (or any successor provisions), in connection with an Asset Sale Offer. In the event of any conflict between such tender offer rules and the provisions set forth in this Indenture, such tender offer rules shall control.

                  SECTION 3.13 LIMITATION ON LIENS SECURING INDEBTEDNESS. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind upon any of their respective assets or properties now owned or acquired after the date of this Indenture, or any income or profits therefrom, securing any Indebtedness of the Company or any Restricted Subsidiary (other than Permitted Liens) without making provision for all of the Securities to be equally and ratably secured with (or prior to) such Indebtedness, provided, however that if such Lien securing such Indebtedness ceases to exist, such equal and ratable (or prior) Lien for the benefit of the holders of the Securities shall cease to exist; provided, further, that the Lien securing any Subordinated Indebtedness shall be subordinated to the Lien securing the Securities to at least the extent that such Subordinated Indebtedness is subordinated to the Securities.

                  SECTION 3.14 LIMITATION ON CONDUCT OF BUSINESS. The Company will operate and will cause its Restricted Subsidiaries to be operated in a manner such that their business activities will be the Oil and Gas Business.

                  SECTION 3.15 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on Capital

Stock of any Restricted Subsidiary or any Redeemable Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (iii) make any Investment in the Company or any Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any Restricted Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the date of this Indenture, (b) any encumbrance or restriction with respect to any person that is not a Restricted Subsidiary on the date of this Indenture, in existence at the time such person becomes a Restricted Subsidiary and not created in connection with, or in contemplation of, such person becoming a Restricted Subsidiary so long as such encumbrance or restriction is not applicable to any person or the property or assets of any person other than the person becoming a Restricted Subsidiary, (c) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement containing any encumbrance or restriction described in the foregoing clauses (a) and (b), provided, however, that the terms and conditions of any such encumbrance or restriction are not less favorable to the holders of the Securities than those contained in the agreement evidencing the restriction or encumbrance so extended, refinanced, renewed or replaced, (d) any encumbrance or restriction arising under law and (e) any restriction arising under customary non-assignment and non-subletting clauses in leases. Nothing contained in this paragraph shall prevent the Company or any Restricted Subsidiary from entering into any agreement permitting the incurrence of Liens otherwise permitted under the provisions of Section 3.13 of this Indenture.

                  SECTION 3.16 LIMITATION ON GUARANTEES. The Company will not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to the payment of any Indebtedness of the Company, unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of the payment of the Securities by such Restricted Subsidiary; provided, however, in the case of such Restricted Subsidiary's assumption, guarantee, or other liability with respect to Subordinated Indebtedness, such guarantee, assumption or other liability shall be subordinated to such Restricted Subsidiary's guarantee of the Securities to at least the extent that such Subordinated Indebtedness is subordinated to the Securities; and provided, further, that the provisions of this paragraph shall not be applicable to any guarantee, assumption or other liability with respect to the payment of any

Indebtedness of the Company by any Restricted Subsidiary (i) in existence on the date of this Indenture, (ii) to the extent such Indebtedness of the Company could be Incurred by such Restricted Subsidiary as Permitted Restricted Subsidiary Indebtedness, or (iii) that (x) existed at the time such person became a Restricted Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. Notwithstanding the foregoing, any such guarantee of the Securities by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of such guarantee of such Indebtedness, other than a release or discharge by, or as a result of, any payment under such guarantee by such Restricted Subsidiary.

                  SECTION 3.17 CHANGE IN CONTROL. (a) If there shall have occurred a Change in Control, Securities shall be purchased by the Company, at the option of the Holder thereof, in whole or in part in integral multiples of aggregate principal amount of $1,000, on a date that is not earlier than 45 days nor later than 60 days from the date the Change in Control Notice referred to below is given to Holders or such later date identified by the Company as may be necessary for the Company to comply with requirements under the Exchange Act (such date or such later date, being the "Change in Control Purchase Date"), at a purchase price in cash (the "Change in Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to any Change in Control Purchase Date; provided that any semi-annual payment of interest becoming due on the Change in Control Purchase Date shall be payable to the holders of such Securities registered as such on the relevant Interest Record Date subject to the terms and provisions of Section 2.4 hereof.

                  (b) Within 15 days following any Change in Control, the Issuer shall send, by first-class mail, postage prepaid, a Change in Control Notice to each Holder with a copy to the Trustee stating:

                           (1) that a Change in Control has occurred and that
                  such Holder has the right to require the Company to repurchase such Holder's Securities at the Change in Control Purchase Price;

                           (2) the circumstance and relevant facts regarding
                  such Change in Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change in Control);

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




                           (3) the Change in Control Purchase Date;

                           (4) that the Holder may tender all or any portion of
                  the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

                           (5) the place or places where Securities are to be
                  surrendered for tender;

                           (6) that interest on any Security not tendered will
                  continue to accrue;

                           (7) that on the Change in Control Purchase Date the
                  Change in Control Purchase Price will become due and payable upon each Security accepted for payment and that interest thereon shall cease to accrue on and after the Purchase Date;

                           (8) that each Holder electing to tender a Security
                  will be required to surrender such Security at the place or places specified in the Change in Control Notice prior to the close of business on the Change in Control Purchase Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

                           (9) that Holders will be entitled to withdraw all or
                  any portion of Securities tendered if the Company (or its paying agent) receives, not later than the close of business on the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; and

                           (10) that Holders which elect to have their
                  Securities purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

                  (c) On the Change in Control Purchase Date, the Company shall
(i) accept for payment Securities or portions

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



thereof tendered pursuant to the Change in Control Notice, (ii) deposit with the Trustee money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Trustee shall promptly mail to the holders of Securities so accepted payment in an amount equal to the Change in Control Purchase Price, and promptly authenticate and mail to such Holders a new Security in a principal amount equal to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change in Control offer on or as soon as practicable after the Change in Control Purchase Date.

                  (d) The Company shall comply with any applicable tender offer rules then in effect, including Section 14(e) of the Exchange Act and Rule 14e-1 promulgated thereunder (or any successor provisions), in connection with a Change in Control offer. In the event of any conflict between such tender offer rules and the provisions set forth in this Indenture, such tender offer rules shall control.

                  SECTION 3.18 PROVISION OF FINANCIAL INFORMATION. To the extent permitted under the Exchange Act, whether or not the Company is required to comply with Section 13(a) or 15(d) (or any successor provision) of the Exchange Act, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) (or any successor provision) if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and
(ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) (or any successor provision) of the Exchange Act if the Company were required to be subject to such Sections and
(b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any Holder.

                  SECTION 3.19. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may

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



lawfully do so) that it will not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company will expressly waive all benefit or advantage of any such law and (ii) hinder, delay or impede the execution of any power granted to the Trustee under this Indenture and will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FOUR

                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                              ON EVENT OF DEFAULT.
                              --------------------

                  SECTION 4.1 EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

                  (a) default in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                  (b) default in the payment of all or any part of the principal of any of the Securities, the amount payable upon the redemption of any Securities, the Change in Control Purchase Price or the Asset Sale Offer Price as and when the same shall become due and payable under this Indenture whether at Stated Maturity, upon any redemption, by declaration of acceleration, when due for purchase by the Company, or otherwise; or

                  (c) default in the performance or breach of any covenant or agreement of the Company under this Indenture (other than a default in the performance or breach of a covenant or agreement that is specifically dealt with elsewhere herein) and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Securities a written notice specifying such default or breach and stating that such notice is a "Notice of Default" under this Indenture; or

                  (d) default in the payment of any principal, premium, if any, or interest when due or after the expiration of any applicable grace period in respect of any Indebtedness of the Company or any Restricted Subsidiary (including, without limitation, reimbursement obligations with respect to Performance Letters of Credit) having an outstanding principal amount (or with an outstanding reimbursement obligation) of $2.5 million or more individually or in the aggregate or the acceleration of the maturity of any such Indebtedness; or

                  (e) one or more final judgments or orders rendered against the Company or any Restricted Subsidiary which require the payment in money, either individually or in an aggregate amount, of more than $500,000 shall remain unsatisfied or unstayed for 30 consecutive days after any such judgment or order becomes final and nonappealable; or

                  (f) the entry of a decree or order by a court having jurisdiction in the premises (i) for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) adjudging the Company or any such Material Subsidiary as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Material Subsidiary under any such law, or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (g) the institution by the Company or any Material Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in respect of the Company or any Material Subsidiary in any involuntary case or proceeding under any such law or to the institution of bankruptcy or insolvency proceedings against the Company or such Material Subsidiary, or the filing by the Company or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under any such law, or the consent by the Company or any Material Subsidiary to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or such Material Subsidiary or any substantial part of any of their properties, or the making by the Company or any Material Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Material Subsidiary in writing of an inability to pay any of their debts generally as they become due or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action;

then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable (and other than as specified in clauses (f) and (g) above), either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders), may, and the Trustee at the request of such holders shall, declare the entire principal of all the Securities and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable immediately after receipt by the Company of such written notice. If an Event of Default specified in clause (f) or (g) above occurs and is continuing, then the Securities and the accrued interest thereon shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. This provision, however, is subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (a) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay (i) all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities, to the date of such payment or deposit) and (ii) such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, (b) the rescission would not conflict with any judgment or decree and (c) any and all Events of Default under this Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein--then and in every such case the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or shall impair any right consequent thereon.

                  SECTION 4.2 COLLECTION OF INDEBTEDNESS BY TRUSTEE; TRUSTEE MAY PROVE DEBT. The Company covenants that (a) in case default shall be made in the payment of any instalment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities, the amount payable upon the redemption of any securities, the Change in Control Purchase Price or the Asset Sale Offer Price when the same shall have become due and payable, whether upon maturity, upon any redemption, by declaration, when due for purchase or otherwise--then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each

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



predecessor Trustee except as a result of its negligence or bad faith.

                  Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities to the Holders, whether or not the Securities be overdue.

                  In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities and collect in the manner provided by law out of the property of the Company or other obligor upon the Securities, wherever situated, the moneys adjudged or decreed to be payable.

                  In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of

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



         the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor,

                  (b) if permitted by applicable law and regulations and evidenced by an opinion of counsel, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

                  (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

                  All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and

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



attorneys, shall be for the ratable benefit of the holders of the Securities.

                  In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

                  SECTION 4.3 APPLICATION OF PROCEEDS. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

                  FIRST: To the payment of costs and expenses, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith;

                  SECOND: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                  THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any instalment of interest over any other instalment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

                  FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

                  SECTION 4.4 SUITS FOR ENFORCEMENT. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                  SECTION 4.5 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

                  SECTION 4.6 LIMITATIONS ON SUITS BY SECURITYHOLDERS. No holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to

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



the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.8; it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and Holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 4.7 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. Except as provided in Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

                  SECTION 4.8 CONTROL BY SECURITYHOLDERS. The holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

                  Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

                  SECTION 4.9 WAIVER OF PAST DEFAULTS. Prior to the declaration of the maturity of the Securities as provided in Section 4.1, the holders of a majority in aggregate principal amount of the Securities at the time outstanding may by notice to the Trustee (and without notice to any other Holder) on behalf of the holders of all the Securities waive any past default or Event of Default hereunder and its consequences, except (i) an Event of Default described in section 4.1(b) or (ii) a default in the payment of interest on any Securities or in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each outstanding Security affected. In the case of any such waiver, the Company, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall

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



extend to any subsequent or other default or Event of Default or impair any right consequent thereto.

                                  ARTICLE FIVE

                             CONCERNING THE TRUSTEE.
                             -----------------------

                  SECTION 5.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

                  (a) prior to the occurrence of an Event of Default of which the Trustee has actual notice and after the curing or waiving of all such Events of Default which may have occurred:

                           (i) the duties and obligations of the Trustee shall
                  be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on the part of the
                  Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

                  This Section 5.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

                  SECTION 5.2 CERTAIN RIGHTS OF THE TRUSTEE. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.1:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy

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



         thereof certified by the secretary or an assistant secretary of the Company;

                  (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Event of Default hereunder, of which the Trustee has actual notice, and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either

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



         directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                  SECTION 5.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

                  SECTION 5.4 TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS, ETC. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

                  SECTION 5.5 MONEYS HELD BY TRUSTEE. Subject to the provisions of Section 9.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

                  SECTION 5.6 NOTICE OF DEFAULT. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in Trust Indenture Act Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of

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the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

                  SECTION 5.7 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

                  SECTION 5.8 RIGHT OF TRUSTEE TO RELY ON OFFICERS' CERTIFICATE, ETC. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

                  SECTION 5.9 PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $100,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  SECTION 5.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE. (a) The Trustee may at any time resign by giving written notice of resignation to the Company and by mailing notice thereof by first-class mail to holders of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  (b) In case at any time any of the following shall occur:

                  (i) the Trustee shall fail to comply with the provisions of
         Section 310(b) of the Trust Indenture Act of 1939, after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

                  (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

                  (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                  (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in
Section 6.1 of the action in that regard taken by the Securityholders.

                  (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this
Section 5.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.11.

                  SECTION 5.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 5.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.7.

                  Upon acceptance of appointment by a successor trustee as provided in this Section 5.11, the Company shall mail notice thereof by first-class mail to the holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
5.10. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

                  SECTION 5.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or to which the Trustee's assets may be sold, or any corporation resulting from any merger, conversion, consolidation or sale to which the Trustee shall be a party or by which the Trustee's property may be bound, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 5.13 PREFERENTIAL COLLECTION OF CLAIMS. Reference is made to Section 311 of the Trust Indenture Act. For purposes of Section 311(b)
(4) and (6) of such Act, the following terms shall mean:

                  (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

                  (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                                   ARTICLE SIX

                         CONCERNING THE SECURITYHOLDERS.
                         -------------------------------

                  SECTION 6.1 EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or

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



instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

                  SECTION 6.2 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF SECURITIES; RECORD DATE. Subject to Sections 5.1 and 5.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the Registrar thereof. The Company may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

                  SECTION 6.3 SECURITIES OWNED BY COMPANY DEEMED NOT OUTSTANDING. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be

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



full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

                  SECTION 6.4 RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities.

                                  ARTICLE SEVEN

                            SUPPLEMENTAL INDENTURES.
                            ------------------------

                  SECTION 7.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                  (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

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




                  (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eight;

                  (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

                  (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem (i) necessary or desirable and (ii) not to adversely affect the interests of the holders of the Securities; and

                  (e) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose.

                  The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder,

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



but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of
Section 7.2.

                  SECTION 7.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS. With the consent (evidenced as provided in Article Six) of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, that no such supplemental indenture shall (a) extend the Stated Maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or upon the occurrence of an Event of Default, or reduce the Change in Control Purchase Price or the Asset Sale Offer Price, or impair or affect the right of any Securityholder to institute suit for the payment thereof without the consent of the holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities then outstanding.

                  Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by Section 6.1 the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall mail a notice thereof by first-class mail, postage prepaid, to the holders of Securities at their addresses as they shall appear on the registry books of the Company, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  SECTION 7.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION 7.4 DOCUMENTS TO BE GIVEN TO TRUSTEE; COMPLIANCE WITH TIA. The Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. Every such supplemental indenture shall comply with the TIA.

                  SECTION 7.5 NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation approved by the Trustee as to form (but not as to substance) as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by

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the Trustee and delivered in exchange for the Securities then outstanding.

                                  ARTICLE EIGHT

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE.
                   ------------------------------------------

                  SECTION 8.1 WHEN ISSUER MAY MERGE, ETC. The Company may not, without the consent of the holders of all Securities then outstanding, consolidate with, merge into or convey, sell, transfer, lease, exchange or otherwise dispose of all of its assets and properties (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any other person unless (i) the successor is a corporation or partnership organized under the laws of the United States or any political subdivision thereof or therein, (ii) the successor assumes all obligations of the Company under this Indenture and the Securities, (iii) after giving effect to such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition, no Default or Event of Default, shall have occurred and be continuing, (iv) the successor would have a pro forma Consolidated Net Worth after giving effect to such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition and prior to any purchase accounting adjustments at least equal to the Consolidated Net Worth of the Company prior to such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition and (v) the Company could Incur, immediately prior to such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition, and the successor would be able to Incur, after giving effect to such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition, an additional $1.00 of Indebtedness (excluding Permitted Indebtedness) pursuant to the provisions of Section 3.8 of this Indenture.

                  SECTION 8.2 SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger or any conveyance, sale, transfer, lease, exchange or other disposition of the properties and assets of the Company substantially as an entirety to any person in accordance with the provisions described above, the successor formed by such consolidation or into which the Company is merged or to which such conveyance, sale, transfer, lease, exchange or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company in this Indenture; and thereafter, except in the case of a conveyance, sale, transfer, lease, exchange or other disposition of properties to another person, the predecessor person shall be released from all obligations and covenants under this Indenture and the Securities.

                  SECTION 8.3 OPINION OF COUNSEL TO TRUSTEE. The Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition complies with the applicable provisions of this Indenture.

                                  ARTICLE NINE

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS.
                                -----------------

                  SECTION 9.1 SATISFACTION AND DISCHARGE OF INDENTURE. If at any time (a) the Company shall have paid or caused to be paid the principal of and interest on all the Securities outstanding hereunder, as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c) (i) all such Securities not theretofore delivered to the Trustee for cancellation (x) shall have become due and payable, (y) are by their terms to become due and payable within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption,
(ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 9.4) sufficient to pay at maturity or upon redemption all such Securities not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, (iii) no Default or Event of Default shall have occurred or be continuing on the date of such deposit and (iv) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, (ii) substitution of

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apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii)
rights of Holders to receive payments of principal thereof and interest thereon,
(iv) the rights, obligations and immunities of the Trustee hereunder, and (v) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

                  SECTION 9.2 APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF SECURITIES. Subject to Section 9.4, all moneys deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

                  SECTION 9.3 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

                  SECTION 9.4 RETURN OF MONEYS HELD BY TRUSTEE AND PAYING AGENT UNCLAIMED FOR THREE YEARS. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed for three years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such paying agent, and the holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

                                   ARTICLE TEN

                            MISCELLANEOUS PROVISIONS.
                            -------------------------

                  SECTION 10.1 INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF COMPANY EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

                  SECTION 10.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND SECURITYHOLDERS. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

                  SECTION 10.3 SUCCESSORS AND ASSIGNS OF COMPANY BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 10.4 NOTICES AND DEMANDS ON COMPANY, TRUSTEE AND SECURITYHOLDERS. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Benton Oil and Gas Company, 1145 Eugenia Place, Suite 200, Carpinteria, CA 93013. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

                  Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. The Trustee may waive notice to it of any provision herein, and such waiver shall be deemed to be for its convenience and discretion. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                  SECTION 10.5 OFFICERS' CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

                  Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

                  SECTION 10.6 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

                  SECTION 10.7 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

                  SECTION 10.8 NEW YORK LAW TO GOVERN. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

                  SECTION 10.9 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 10.10 EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES.
                            -------------------------

                  SECTION 11.1 RIGHT OF OPTIONAL REDEMPTION; PRICES. On or after May 1, 2000, the Company at its option may, at any time, redeem all, or from time to time any part of, the Securities upon payment of the optional redemption prices set forth in the form of Security hereinabove recited, together with accrued and unpaid interest to the date fixed for redemption.

                  In addition, at any time prior to May 1, 1999, the Company may redeem up to 25% of the aggregate principal amount of the Securities then outstanding with the proceeds of a Public Equity Offering within 90 days of such offering at a redemption price equal to 111.625% of the principal amount of such Securities plus accrued and unpaid interest to the redemption date; provided that at least $93.75 million in aggregate principal amount of Securities remain outstanding immediately after giving effect to such redemption.

                  SECTION 11.2 NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS. Notice of redemption to the holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

                  The notice of redemption to each such Holder shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

                  The notice of redemption of Securities to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  At least one business day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities are to be redeemed the Company will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

                  If less than all the Securities are to be redeemed, the Trustee shall select, either pro rata, by lot or by any other method it shall deem fair and reasonable, Securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples of $1,000 only. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  SECTION 11.3 PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant Interest

Record Date subject to the terms and provisions of Section 2.4 hereof.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

                  Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

                  SECTION 11.4 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE
                       ----------------------------------

                  SECTION 12.1 COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE. The Company may at its option by resolution of the Board of Directors, at any time, elect to have either Section 12.2 or Section 12.3 applied to the outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

                  SECTION 12.2 DEFEASANCE AND DISCHARGE. Upon the Company's exercise of the option provided in Section 12.1 in respect of this Section, the Company shall be deemed to have been discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth in
Section 12.4 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of such Securities to receive, solely from the trust fund described in Section 12.4 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 2.1, 2.2, 2.5, 2.6, 2.7, 2.8, 2.9, 2.11, 3.1, 3.2, 3.4 and 12.5 and with respect to the Trustee under Sections
5.7 and 5.11, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 12.2 notwithstanding the prior exercise of its option under Section 12.3.

                  SECTION 12.3 COVENANT DEFEASANCE. Upon the Company's exercise of the option provided in Section 12.1 in respect of this Section, (i) the Company shall be released from its obligations under Sections 3.8 through 3.17, inclusive, and clauses (iv) and (v) of Section 8.1, and (ii) the occurrence of any event specified in Section 4.1(c) (with respect to Clauses (iv) or (v) of Section 8.1 or with respect to any of Sections 3.8 through 3.17), in Section 4.1(d) and in Section 4.1(e) shall neither be deemed to be a default nor susceptible of becoming an Event of Default on and after the date the conditions set forth in Section 12.4 are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

                  SECTION 12.4 CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to defeasance pursuant to Section 12.2, or covenant defeasance pursuant to Section 12.3, of the then outstanding
Securities:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the written opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof) and which shall be applied by the Trustee to pay and discharge, the principal of and each instalment of interest on the Securities on the maturity date of such principal or instalment of interest or on such redemption date as shall have been irrevocably designated to the Trustee under arrangements satisfactory to the Trustee all in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (b) As a condition to defeasance under Section 12.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                  (c) As a condition to covenant defeasance under Section 12.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

                  (d) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit and defeasance or covenant defeasance, as applicable.

                  (e) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company.

                  (f) No Event of Default described in Section 4.01(f) or 4.01(g) shall have occurred at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (g) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                  (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to defeasance or covenant defeasance as applicable, have been complied with.

                  (i) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) such defeasance or covenant defeasance will not cause the Trustee or the trust arising from such deposit to be subject to the Investment Company Act of 1940, as amended and (ii) the holders of the Securities will have a valid perfected first-priority security interest in the trust funds.

                  SECTION 12.5 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS. Subject to the provisions of Section 9.4, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.4 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Securities.

                  Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or U.S. Government Obligations held by it as provided in Section 12.4 which, in the written opinion of a nationally recognized firm of independent public accountants to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

                  SECTION 12.6. REINSTATEMENT. If the Trustee or the paying agent is unable to apply any money in accordance with Section 12.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 12.5; provided that if the Company makes any payment of principal of or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money held by the Trustee or the paying agent.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of May 2, 1996.

                                       BENTON OIL AND GAS COMPANY,
                                         as Issuer

                                       By ____________________________
                                          David H. Pratt
                                          Vice President

[CORPORATE SEAL]
Attest:

By ____________________________

                                       FIRST TRUST OF NEW YORK,
                                        NATIONAL ASSOCIATION,
                                         as Trustee

                                       By ____________________________
                                          Teresita Glasgow
                                          Trust Officer

[CORPORATE SEAL]

Attest:

By ____________________________

STATE OF NEW YORK  )
                     ss.:
COUNTY OF NEW YORK )

                  On the 2nd day of May, 1996, before me personally came DAVID
H. PRATT, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Benton Oil and Gas Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                             __________________________



STATE OF NEW YORK  )
                     ss.:
COUNTY OF NEW YORK )

                  On the 2nd day of May, 1996, before me personally came TERESITA GLASGOW, to me known, who, being by me duly sworn, did depose and say that she is Trust Officer of First Trust of New York, National Association, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.


                                             __________________________

                                                                       EXHIBIT A
                                                                       ---------

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                    -----------------------------------------

                                                              ______, ____

First Trust of New York, National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Department

         Re:      Benton Oil and Gas Company (the "Company")
                  11 5/8% Senior Notes due 2003 (the "Securities")
                  ------------------------------------------------

Dear Sirs:

                  In connection with our proposed purchase of $_______ aggregate principal amount of the Securities, we confirm that:

                  1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of May 2, 1996, relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities within three years after the original issuance of the Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Issuer or the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                  3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonable require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official injury with respect to the matters covered hereby.

                                               Very truly yours,

                                               [Name of Transferee]

                                               By: _____________________
                                                   Authorized Signature

                                                                       EXHIBIT B
                                                                       ---------

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                       -----------------------------------

                                                              ______, ____

First Trust of New York, National Association
100 Wall Street, Suite 1600
New York, NY  10005
Attention: Corporate Trust Department

         Re:      Benton Oil and Gas Company (the "Company")
                  11 5/8% Senior Notes due 2003 (the "Securities")
                  ------------------------------------------------

Dear Sirs:

                  In connection with our proposed sale of U.S.$________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                               Very truly yours,

                                               [Name of Transferor]

                                               By: _____________________
                                                   Authorized Signature

                                       B-2